SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. n/a)

Filed by the Registrant                 [X]
Filed by a Party other than Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

         General Communication, Inc.
         --------------------------------------------------------------------
                  (Name of Registrant as Specified in Its Charter)

         N/A
         --------------------------------------------------------------------
         (Name of Person(s) Filing Proxy Statement if other than the Registrant)

(Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fees is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

         [ ] Fee paid previously with preliminary materials.
         [ ] Check box if any part of the fee if offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

                             LETTER TO SHAREHOLDERS

                                  May 15, 2006

                     Re: 2006 Annual Meeting of Shareholders
                         of General Communication, Inc.




Dear Shareholder:

         The board of directors of General Communication, Inc. cordially invites and encourages you to attend our annual meeting of shareholders. The meeting will be held at Josephine's Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6:00 p.m. (Alaska Daylight Time) on Monday, June 26, 2006. Our board has chosen the close of business on April 28, 2006 as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting. Please join us for a reception preceding the meeting, commencing at 5:00 p.m.

         Copies of the Notice of Annual Meeting of Shareholders, Proxy and Proxy Statement are enclosed covering the formal business to be conducted at the meeting. Also enclosed for your information is a copy of our annual report to shareholders in the form of our Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission.

         At the meeting, our shareholders will be asked to elect individuals to fill positions on our board of directors, as a classified board required by our revised Bylaws and to conduct other business as described more fully in the Proxy Statement and as may properly come before the meeting. Regardless of the number of shares you own, your careful consideration of, and vote on, these matters is important.

         In order to ensure that we have a quorum and that your shares are voted at the meeting, please complete, date and sign the enclosed Proxy and return it promptly in the enclosed addressed and stamped envelope.

         In addition to conducting the formal business at the meeting, we shall also review our activities over the past year and our plans for the future. I hope you will be able to join us.

                                   Sincerely,

                                   /s/ Ronald A. Duncam
                                   Ronald A. Duncan
                                   President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 26, 2006

                                                                    May 15, 2006

To the Shareholders of
General Communication, Inc.

         You are cordially invited to attend the annual meeting of shareholders of General Communication, Inc. ("Company", "we", "our", "us"). The meeting will be held at Josephine's Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6:00 p.m. (Alaska Daylight Time) on Monday, June 26, 2006. At the meeting, our shareholders will consider and vote upon the following matters:

     o Electing three directors, each for a three year term, as part of Class II of our classified board of directors; and electing one director to complete the remaining one year of the three-year term in Class III of the classified board

     o Transacting such other business as may properly come before the annual meeting and any adjournment or adjournments of it

         The above matters are more fully described in the accompanying Proxy Statement. Please join us for a reception preceding the annual meeting, commencing at 5:00 p.m.

         The close of business on April 28, 2006 has been fixed as the record date for the annual meeting. Only holders of shares of our Class A common stock and Class B common stock of record as of that date will be entitled to notice of, and to vote at, the annual meeting or any adjournment or adjournments of it.

         The accompanying form of Proxy is solicited by our board. The enclosed Proxy Statement contains further information with regard to the business to be transacted at the meeting. A list of our shareholders as of the record date will be kept at the offices of the Company at 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503 for a period of 30 days prior to the meeting and will be subject to inspection by any of our shareholders at any time during normal business hours.

         In order to ensure that we have a quorum and that your shares are voted at the annual meeting, please sign and date the enclosed Proxy and mail it to our transfer agent (Mellon Investor Services LLC) in the enclosed, addressed and stamped envelope. If you send in your Proxy and later do attend the meeting, you may then withdraw your Proxy should you desire to do so. However, in this case, you must revoke your Proxy in writing and present the written revocation at the meeting. Thereafter, you may vote in person if you wish. The Proxy may be revoked at any time prior to its exercise.

                            BY ORDER OF THE BOARD OF DIRECTORS

                            /s/ John M. Lowber
                            John M. Lowber, Secretary

                           GENERAL COMMUNICATION, INC.
                         2550 Denali Street, Suite 1000
                             Anchorage, Alaska 99503
                             Telephone: 907.868.5600


                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 26, 2006

         We are sending this Proxy Statement with the enclosed form Proxy and Notice of Annual Meeting of Shareholders of General Communication, Inc. (unless the context otherwise requires, includes its direct and indirect subsidiaries and is referred to as "Company," "we," "us" or "our") in conjunction with the 2006 annual meeting of our shareholders. The meeting will be held at Josephine's Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6:00 p.m. (Alaska Daylight Time) on Monday, June 26, 2006.

         We invite you to attend the annual meeting and request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, date, sign and return the enclosed form Proxy.

         This Proxy Statement, the Letter to Shareholders, Notice of Annual Meeting, and the accompanying Proxy are first being sent or delivered to you and other shareholders of the Company on or about May 15, 2006. A copy of the Company's Annual Report, in the form of the Company's Form 10-K for the year ended December 31, 2005 ("Annual Report"), accompanies this Proxy Statement. See, "Annual Report."


DATED:  May 15, 2006

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----
COMPANY ANNUAL MEETING.......................................................1

MANAGEMENT OF COMPANY........................................................6

CODE OF BUSINESS CONDUCT AND ETHICS..........................................27

CERTAIN TRANSACTIONS.........................................................28

OWNERSHIP OF COMPANY.........................................................32

LITIGATION AND REGULATORY MATTERS............................................35

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS.............................35

ANNUAL REPORT................................................................37

SHAREHOLDER COMMUNICATIONS...................................................37

FUTURE SHAREHOLDER PROPOSALS AND RECOMMENDATIONS.............................38



                                                                          Page i

                             COMPANY ANNUAL MEETING

Voting Procedure

         Overview. This Proxy Statement is furnished to you and our other shareholders because our board of directors is soliciting shareholder proxies to vote at our 2006 annual meeting of shareholders.

         Time and Place. Our annual meeting will be held at Josephine's Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6 p.m. (Alaska Daylight Time) on Monday, June 26, 2006. A reception for our shareholders will commence at 5 p.m. at that location.

         Delivery. The Proxy Statement, Letter to Shareholders, Notice of Annual Meeting and accompanying board proxy ("Proxy") are first being sent or delivered to our shareholders on or about May 15, 2006. A copy of our Annual Report accompanies this Proxy Statement.

         Exhibits to that Form 10-K are not enclosed. However, that form includes a list briefly describing all of those exhibits. In addition, we will furnish a copy of an exhibit to a shareholder upon written request to us and payment of a fee to cover our expenses in furnishing that exhibit.

         Purpose. As indicated in the Notice of Annual Meeting, the following matters will be considered and voted upon at our annual meeting:

     o Electing three directors in Class II of our classified board each for a three-year term and electing one director to complete the remaining one year of the three-year term in Class III of the classified board.

     o Transacting such other business as may properly come before the meeting and any adjournment or adjournments of it.

         Outstanding Voting Securities. Our board has chosen the close of business on April 28, 2006 as the record date for our annual meeting ("Record Date"). Only holders of our Class A and Class B common stock as of the Record Date will be entitled to notice of, and to vote at, that meeting. As of the Record Date and under our current Restated Articles of Incorporation ("Articles"), our outstanding stock was divided into two categories:

     o Class A common stock, for which the holder of a share is entitled to one vote.

     o Class B common stock, for which the holder of a share is entitled to ten votes.

         On the Record Date, there were 50,826,668 shares of our Class A common stock and 3,381,564 shares of our Class B common stock outstanding and entitled to be voted at our annual meeting.

         Voting Rights, Votes Required for Approval. At our annual meeting, a simple majority of our issued and outstanding common stock entitled to be voted as of the Record Date, represented in person or by proxy, will constitute a quorum. As an example and based upon the shareholdings as of the Record Date, a quorum would be established by the presence of shareholders, directly or by proxy, holding at least 8,505,515 shares of our Class A common stock and all 3,381,564 shares of our Class B common stock.

         Because of the ten-for-one voting power of our Class B common stock, shares of that stock have a substantial impact on the voting power for purposes of taking votes on matters addressed at our annual meeting. The total number of votes to which our Class A common stock and our Class B common stock were entitled as of the Record Date were 50,826,668 and 33,815,640, respectively.

         With a quorum present, adoption of our annual meeting proposals pertaining to electing directors, and approving other matters to be addressed at the annual meeting will each require an affirmative vote by the holders of at least a simple majority of the voting power of our issued and outstanding Class A common stock and our Class B common stock entitled to vote as of the Record Date and represented in person or by proxy at the meeting. Under the Articles, voting on these items must be by our Class A and Class B common stock, all voting as a group.

         The Articles expressly provide for non-cumulative voting in the election of directors.

         As of the Record Date, the number and percentage of outstanding shares entitled to vote held by our directors and executive officers and their affiliates were 2,580,666 shares of our Class A common stock, constituting approximately 5.0% of our outstanding stock in that class, and 2,056,093 shares of our Class B common stock, constituting approximately 60.8% of the outstanding stock in that class.

         Voting Methods. By Mail - By signing and returning the enclosed form Proxy according to the instructions provided, you are enabling the individuals named on the Proxy to vote your shares at the annual meeting in the manner you indicate. We encourage you to sign and return the Proxy even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

         By Telephone or Internet - Instructions for voting by telephone and over the Internet are included with this Proxy Statement. If you vote by telephone or over the Internet, you do not need to complete and mail your Proxy to us.

         In Person at the Annual Meeting - In the event you shall plan to attend the annual meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the shareholder of record, and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name. In that case, and if you wish to vote at the meeting, you must bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

         Proxies. The accompanying form Proxy is being solicited on behalf of our board for use at our annual meeting.

         Subject to the conditions described in this section, the shares represented by each Proxy executed in the accompanying form of Proxy will be voted at our annual meeting in accordance with the instructions in that Proxy. The Proxy will be voted for our board's nominees for directors as a classified board and as otherwise specified in the Proxy, unless a contrary choice is specified. The form Proxy also gives discretionary authority to the holder on other matters. See, within this section, "- Other Business."

         All votes cast by our shareholders, directly or by Proxy completed and executed in accordance with the instructions on the Proxy, will be counted at our annual meeting. A Proxy having no clear indication of a vote on a proposal to be addressed at our annual meeting will be voted "for" the corresponding proposal, as the case may be. A proxy having conflicting indications or more than one selection on a proposal to be addressed at our annual meeting will not be voted on that matter but will be used for purposes of establishing a quorum.

         A Proxy clearly marked as withholding authority to elect a nominee or otherwise as abstaining on a proposal to be addressed at our annual meeting will be honored and not voted (although present and entitled to vote). Similarly, a broker holding shares of record for their beneficial owner generally is not entitled to vote on matters before our annual meeting unless the owner gives that broker specific voting instructions. The votes that the broker would have cast should that owner have given those specific instructions (commonly called "broker non-votes") are not considered as votes cast for purposes of the proposals and other matters addressed at our meeting. However, such withholding of, or abstaining from, voting and broker non-votes will be counted as present for purposes of establishing a quorum for our meeting, and they will have the effect of votes against approval of the proposals and other matters addressed at our meeting.

         Voting by Employees Participating in Our Stock Purchase Plan. Our Qualified Employee Stock Purchase Plan ("Stock Purchase Plan") provides that each participant in the plan is entitled to vote the pro rata portion of shares of our common stock held by the plan and allocated to the participant. Should a participant in the Stock Purchase Plan decline or otherwise not respond to an opportunity to vote those shares, the plan provides that the shares are to be voted by the Plan Committee, which administers the Stock Purchase Plan. These shares would also be counted for purposes of establishing a quorum.

         Revocability of Proxies. A Proxy executed in the form enclosed may be revoked by the shareholder signing the Proxy at any time before the authority granted under the Proxy is exercised by giving written notice to the Secretary of our board at the principal executive offices of the Company as identified on the cover page of this Proxy Statement. The notice may also be delivered to the Secretary at our annual meeting prior to a vote using the Proxy. Thereafter, a shareholder revoking the Proxy may vote in person or by other proxy as provided by our Bylaws, as revised and in effect as of the Record Date ("Bylaws"). A shareholder wishing to revoke the Proxy may do so by executing another valid proxy bearing a later date.

         Cost of the Proxy Solicitation. The expenses of the Proxy solicitation made by our board for our annual meeting, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy, Proxy Statement, and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners, are to be paid by us. In addition to the mailing of these proxy materials, solicitation may be made in person or by telephone, telecopy, telegraph, or electronic mail by our officers, directors, or regular employees, none of whom are to receive additional compensation for that effort.

Director Elections

         Overview. As of the Record Date, our board was composed of seven directors classified into the following three classes with the number of members as indicated: Class I (one member), Class II (three members), and Class III (three members).

         Therefore, at our annual meeting, three individuals will be elected in Class II of our board each for a three-year term. In addition, one individual will be elected in Class III of our board to complete the remaining one year of the three-year term of that class. The individuals so elected will serve subject to the provisions of the Bylaws and until the election and qualification of their respective successors.

         Our Nominating and Corporate Governance Committee ("Nominating and Corporate Governance Committee") has as one of its responsibilities to seek out, from time to time, candidates as prospective board members. These candidates may be identified through the efforts of individual members of the Nominating and Corporate Governance Committee, members of our board, generally, shareholder recommendations accepted by the committee, and, in the committee's discretion, through consultants as otherwise provided in our Nominating and Corporate Governance Committee Charter ("Nominating and Corporate Governance Committee Charter"). See "Future Shareholder Proposals and Recommendations:
Recommendations."

         Prospective candidates must meet the minimum criteria set forth in the Nominating and Corporate Governance Committee Charter taking into consideration the appropriate size of our board, the committee's understanding of our strategic direction requirements, and the specific compositional needs of our board. In addition, in reviewing and making recommendations regarding existing board members, the committee takes into consideration results of evaluations of existing board members and the wishes of an affected existing board member to be re-nominated.

         The minimum criteria set forth in the Nominating and Corporate Governance Committee Charter for selection as a committee-recommended nominee for a position on the board are as follows:

     o Be between and including 21 and 70 years of age (although, in the event a person reaches the upper limit of that age while a director, that person's term as director immediately terminates and the director is required by our Bylaws to resign from the board).

     o Possess basic skills and characteristics required as prerequisites for each member, unless otherwise specified, on the board which must include, but are not limited to, the following -

         o Knowledge, skills and experience in at least one of the primary industries in which we operate.

         o Ability to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement, and have at least familiarity with the underlying accounting rules and practices.

         o   Ability to understand our key business and financial risks.

         o Appreciation of the relationship of our business to changing needs of society.

         o With respect to at least one member of our board, skills, attributes, and financial sophistication of an audit committee financial expert as the term is defined in the charter.

         o With respect to at least a simple majority of the authorized members of our board, each be an independent director as the term is defined in the Nasdaq Stock Market corporate governance listing standards (to which we are subject) and incorporated into the charter, i.e., an individual other than one of our officers or employees or any other individual having a relationship which in the opinion of our board would interfere with the exercise of independent judgment in carrying out the responsibilities of a director ("Independent Director").

         o Other skills and characteristics specifically identified and approved by the committee.

         We believe that the nominees proposed for election as directors are willing to serve as such. Our board intends that the proxyholders named in the accompanying form of Proxy or their substitutes will vote for the election of these nominees unless specifically instructed to the contrary. However, in the event any nominee at the time of the election shall be unable or unwilling or shall otherwise be unavailable for election and as a consequence, other nominees shall be designated, those proxyholders or their substitutes will have discretion and authority to vote or refrain from voting in accordance with their judgment with respect to other nominees.

         Director Independence. Messrs. Edgerton and Mooney, members of our board, are officers of Verizon Communications, Inc. ("Verizon"). In January 2006 Verizon acquired MCI, Inc. ("MCI") including its ownership interest in us. As of the Record Date, Verizon was the holder of in excess of 5% of the Company's outstanding shares of Class B common stock. Mr. Brett, our Chairman of the Board, while in that capacity an officer under our Bylaws and responsible for the conduct of our board meetings and shareholder meetings when present, is considered by our board to have no greater influence on our affairs or authority to act on behalf of us than any of the non-executive directors on our board.

         Our board believes each of its members satisfies that definition of an Independent Director, with the exception of Mr. Duncan who is an officer and employee of the Company. That is, in the case of all other board members, our board believes each of them is an individual having a relationship which would not interfere with the exercise of independent judgment in carrying out the member's responsibilities to us.

         Recommendation of Board. Our board recommends to our shareholders a vote "FOR" the slate of four individuals, each as director in a position up for election at our annual meeting, i.e., a vote for proposal number 1 of the Proxy. This slate is as follows:

     o   Stephen M. Brett (Class II)

     o   Ronald A. Duncan (Class II)

     o   Stephen R. Mooney (Class II)

     o   Scott M. Fisher (Class III)

These nominees have been recommended by the Nominating and Corporate Governance Committee. Background and other information on the nominee are provided elsewhere in this Proxy Statement. See, "Management of Company."

Other Business

         Other matters, beyond the election of directors and the Plan Amendment, which may be addressed at our annual meeting consist of approval (but not the ratification) of the minutes of our past annual shareholder meeting held on June 27, 2005, matters incident to the conduct of our annual meeting, and other business as may properly come before our shareholders at that meeting. A vote for the adoption of those minutes will be an affirmation that the minutes, as written, properly reflect the proceedings of that meeting and the action taken at that meeting. However, such a vote will not be an action constituting approval or disapproval of the matters referred to in those minutes.

         While we were, as of the Record Date, unaware of other matters of business to come before the meeting, they could include election of a person to our board for which a bona fide nominee is named in this Proxy Statement and where that nominee is unable to serve or for good cause refuses to serve, and matters proposed by our shareholders for which we have not received timely notice. Our board intends to use discretionary voting authority given it under the Bylaws and in compliance with Rule 14a-4(c) adopted under the Exchange Act of 1934, as amended ("Exchange Act") should any of these matters come before our annual meeting.

         Other than these matters, our board does not intend to bring business before our annual meeting and does not know of any other matter which anyone else proposes to present for action at our annual meeting. However, in the event any other matters shall properly come before our annual meeting, the persons named in the accompanying form Proxy or their duly constituted substitutes acting at the meeting will be deemed authorized to vote or otherwise act upon those matters in accordance with their judgment.

                              MANAGEMENT OF COMPANY

Directors and Executive Officers

         As of the Record Date, our board consisted of seven director positions, divided into three classes of directors serving staggered three-year terms.

         A director on our board is elected at an annual meeting of shareholders and serves until the earlier of his or her resignation or removal, or his or her successor is elected and qualified. Our executive officers generally are appointed at our board's first meeting after each annual meeting of shareholders and serve at the discretion of the board.

         The following table sets forth certain information about our directors and executive officers as of the Record Date.

      Name                         Age   Position
      ----                         ---   --------
      Stephen M. Brett(1,2,3,4)    65    Chairman, Director
      Ronald A. Duncan(1,3)        53    President, Chief Executive Officer and Director
      John M. Lowber(5)            56    Senior Vice President, Chief Financial Officer,  Secretary, and
                                          Treasurer
      G. Wilson Hughes             60    Executive Vice President and General Manager
      William C. Behnke            48    Senior Vice President - Strategic Initiatives
      Gina R. Borland              43    Vice President, Product Management - Voice and Messaging
      Marsha E. Burns              53    Vice President - General Manager, Network Solutions
      Martin E. Cary               41    Vice President - General Manager, Managed Broadband Services
      Richard P. Dowling           62    Senior Vice President - Corporate Development
      Paul E. Landes               48    Vice President and General Manager, Consumer Services
      Terry J. Nidiffer            55    Vice President, Product Management - Data and Entertainment
      Gregory W. Pearce            43    Vice President and General Manager, Commercial Services
      Dana L. Tindall              44    Senior Vice  President  - Legal,  Regulatory  and  Governmental
                                          Affairs
      Richard D. Westlund          62    Senior Vice  President  and  General  Manager,  Network  Access
                                          Services
      Jerry A. Edgerton(1,2,4)     64    Director
      Scott M. Fisher(1,2,4,5)     40    Director
      William P.
       Glasgow(1,2,3,4,5,6)        47    Director
      Stephen R.
       Mooney(1,2,3,4,6)           46    Director
      James M.
       Schneider(1,2,4,6)          53    Director

-------------------
(1) The present classification of our board is as follows: (1) Class I - Mr. Edgerton, whose present term expires at the time of our 2008 annual meeting; (2) Class II - Messrs. Brett, Duncan and Mooney whose present terms expire at the time of our present annual meeting; and (3) Class III - Messrs. Fisher, Glasgow, and Schneider, whose present terms expire at the time of the 2007 annual meeting, although Mr. Fisher as a recently appointed member is to stand for election in 2006.

(2)      Member of the Compensation Committee.

(3)      Member of the Executive Committee.

(4)      Member of the Nominating and Corporate Governance Committee.

(5)      Member of Finance Committee.

(6)      Member of the Audit Committee.
-------------------

         Stephen M. Brett. Nominee. Mr. Brett has served as Chairman of our board since June 2005 and as a director on our board since January 2001. He has been of counsel to Sherman and Howard, a law firm, since January 2001. He served as Senior Executive Vice President for AT&T Broadband from March 1999 to April 2000. His present term as a director on our board expires in 2006.

         Ronald A. Duncan. Nominee. Mr. Duncan is a co-founder of the Company and has served as a director on our board since 1979. Mr. Duncan has served as our President and Chief Executive Officer since January 1989. His present term as director on the board expires in 2006.

         John M. Lowber. Mr. Lowber has served as our Chief Financial Officer since January 1987, as our Secretary and Treasurer since July 1988 and as our Senior Vice President since December 1989.

         G. Wilson Hughes. Mr. Hughes has served as our Executive Vice President and General Manager since June 1991.

         William C. Behnke. Mr. Behnke has served as our Senior Vice President - Strategic Initiatives since January 2001. Prior to that, he had served as our Senior Vice President - Marketing and Sales from January 1994.

         Richard P. Dowling. Mr. Dowling has served as our Senior Vice President
- Corporate Development since December 1990.

         Dana L. Tindall. Ms. Tindall has served as our Senior Vice President - Legal, Regulatory, and Governmental Affairs since January 1994.

         Gina R. Borland. Ms. Borland has served as our Vice President, Product Management - Voice and Messaging since September 2005. Prior to that, she had served as our Vice President-General Manager, Local Services beginning in January 2001. Prior to that, she was a member of our Corporate Development Department serving in various capacities generally involving business development from September 1996 through December 2000.

         Marsha E. Burns. Ms. Burns has served as our Vice President - General Manager, Network Solutions since 1998.

         Martin E. Cary. Mr. Cary has served as our Vice President - General Manager, Managed Broadband Services since September 2004. Prior to that Mr. Cary was our Vice President - Broadband Services from June 1999 to September 2004.

         Paul E. Landes. Mr. Landes has served as our Vice President and General Manager, Consumer Services since September 2005. Prior to that, he was our Vice President - Marketing and Sales, Chief Marketing Officer beginning in 2002. Prior to that, he was our Vice President - Marketing from 1999 to 2002.

         Terry J. Nidiffer. Mr. Nidiffer has served as our Vice President, Product Management - Data and Entertainment since September 2005. Prior to that, he served as our Vice President - General Manager, Internet Services beginning in February 2000.

         Richard D. Westlund. Mr. Westlund has served as our Senior Vice President and General Manager, Network Access Services since September 2005. Prior to that, he was our Vice President-General Manager, Long Distance and Wholesale Services beginning in January 2001. He was our Vice President - General Manager, Wholesale and Carrier Services from January 1999 through December 2000.

         Jerry A. Edgerton. Mr. Edgerton has served as a director on our board since June 2004. He has since January 2006 served as Group President of Verizon Federal. Prior to that, he had since November 1996 served as Senior Vice President - Government Markets for MCI Communications Corporation, an affiliate of MCI, Inc. (collectively, "MCI"; however, in January 2006 MCI was acquired by Verizon Communications, Inc., and the resulting entity is referred to in this document as "Verizon"). His present term as a director on our board expires in 2008.

         Scott M. Fisher. Nominee. Mr. Fisher was appointed to our board in December 2005 to fill a vacancy caused by the retirement of his father (Donne F. Fisher) as former Chairman and a board member. He has since 1998 been a partner of Fisher Capital Partners, Ltd., a private equity and real estate investment company located in Denver, Colorado. Prior to that from June 1990 to April 1998, he was Vice President at The Bank of New York and BNY Capital Resources Corporation, an affiliate of The Bank of New York, where he worked in the corporate lending and commercial leasing departments. Mr. Fisher has been temporarily serving on our Audit Committee while Mr. Mooney is recuperating from major surgery. While the term of director position to which he was appointed expires in 2007, Mr. Fisher is to stand for election at the 2006 annual shareholder meeting in accordance with existing policy of the Company.

         William P. Glasgow. Mr. Glasgow has served as a director on our board since 1996. From 2005 to the present, Mr. Glasgow has been Chief Executive Officer of AmericanWay Education. From 1999 to December 2004, he was President/CEO of Security Broadband Corp. From 2000 to the present Mr. Glasgow has been President of Diamond Ventures, L.L.C., a Texas limited liability company and sole general partner of Prime II Management, L.P., and Prime II Investments, L.P., both of which are Delaware limited partnerships. Since 1996, he has been President of Prime II Management, Inc., a Delaware corporation, which was formerly the sole general partner of Prime II Management, L.P. His present term as a director on our board expires in 2007.

         Stephen R. Mooney. Nominee. Mr. Mooney has served as a director on our board since January 1999. Since January 2006 he has served as Vice President, Business Development of VerizonBusiness. Prior to that, he had served as Vice President, Corporate Development and Treasury Services at MCI beginning in 2002. From 1999 to 2002, he was Vice President of WorldCom Ventures Fund, Inc. His present term as a director on our board expires in 2006.

         Gregory W. Pearce. Mr. Pearce has served as our Vice President and General Manager, Commercial Services since September 2005. Prior to that, he was our Vice President /Director of Long Distance Products beginning in January 1998. Prior to that, Mr. Pearce served us in various engineering management functions beginning with his joining us in November 1990.

         James M. Schneider. Mr. Schneider has served as a director on our board since July 1994. He has been Senior Vice President and Chief Financial Officer for Dell, Inc. since March 2000. Prior to that, he was Senior Vice President - Finance for Dell Computer Corporation from September 1998 to March 2000. He presently serves on the board of directors of, and is a member of the audit committee of, GAP, Inc. He also serves on the board of, and is a member of, the audit and management development and compensation committees of, Lockheed Martin Corporation. His present term as a director on our board expires in 2007.

Board and Committee Meetings

         During 2005 and as of the Record Date, our board had the following committees:

         o   Audit Committee.

         o   Compensation Committee.

         o   Executive Committee.

         o   Finance Committee.

         o   Nominating and Corporate Governance Committee.

         Audit Committee. Our Audit Committee is composed of Messrs. Glasgow, Mooney, and Schneider. All three of them are considered by our board to be Independent Directors. In addition, they are all considered by our board to be audit committee financial experts ("Audit Committee Financial Experts"). However, Mr. Fisher has been temporarily serving on our Audit Committee while Mr. Mooney is recuperating from major surgery. He is considered by our board to be an Independent Director but is not considered by our board to be an Audit Committee Financial Expert.

         The Nasdaq Stock Market corporate governance listing standards require that at least one member of our Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background which results in the individual's "financial sophistication." This financial sophistication may derive from the person being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Our board believes that Messrs. Glasgow, Mooney and Schneider, as Audit Committee Financial Experts, also meet the Nasdaq Stock Market requirements for financial sophistication.

         Under rules of the Securities and Exchange Commission ("SEC"), an Audit Committee Financial Expert is defined as a person who has all of the following attributes:

         o Understanding of generally accepted accounting principles and financial statements.

         o Ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves.

         o Experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities.

         o   Understanding of internal control over financial reporting.

         o   Understanding of audit committee functions.

         Our Audit Committee acts on behalf of our board and generally carries out specific duties including the following, all of which are described in detail in our Audit Committee Charter as adopted and amended from time to time by our board ("Audit Committee Charter"):

         o Independent Auditor Selection, Qualification - Is directly responsible for appointment, compensation, retention, oversight, qualifications and independence of our independent certified public accountants ("External Auditor").

         o Financial Statements - Assists in our board's oversight of integrity of the Company financial statements.

         o Financial Reports, Internal Control - Is directly responsible for oversight of the audit by the External Auditor of our financial reports and the reports on internal control.

         o Annual Reports - Prepares reports required to be included in our annual proxy statement. See, within this section "- Audit Committee Report."

         o Complaints - Receives and responds to certain complaints relating to internal accounting controls, and auditing matters, confidential, anonymous submissions by our employees regarding questionable accounting or auditing matters, and certain alleged illegal acts or behavior-related conduct in violation of our Code of Business Conduct and Ethics ("Ethics Code"). See, "Code of Business Conduct and Ethics."

         o External Auditor Disagreements - Resolves disagreements, if any, between our External Auditor and us regarding financial reporting.

         o Non-Audit Services - Reviews and pre-approves any non-audit services offered to us by our External Auditor ("Non-Audit Services").

         o Attorney Reports - Addresses certain attorney reports, if any, relating to violation of securities law or fiduciary duty by one of our officers, directors, employees or agents.

         o Related Party Transactions - Reviews certain related party transactions as described elsewhere in this Proxy Statement. See, "Certain Transactions."

         o   Other - Carries out other assignments as designated by our board.

         The Audit Committee Charter sets forth parameters for the operation of the Audit Committee incorporating recent changes in federal securities law and SEC rules which impact the responsibilities of the committee. The charter sets forth the purpose of the Audit Committee and its membership prerequisites, operating principles, relationship with the External Auditor, and primary responsibilities. A copy of our Audit Committee Charter is available to our shareholders on our Internet website: www.gci.com (click on "About GCI," then click on "Corporate Governance," and then click on "Audit Committee Charter").

         Our Audit Committee met five times during 2005. See within this section," - Audit Committee Report."

         Compensation Committee. Our Compensation Committee is composed of Messrs. Brett, Edgerton, Fisher, Glasgow, Mooney, and Schneider. All six members are considered by our board to be Independent Directors. This committee establishes compensation policies regarding our chief executive officer and other executive officers of the Company, makes recommendations to our board regarding such compensation, including establishing an overall cap on executive compensation and setting performance standards for executive officer compensation, and administers our Stock Option Plan and approves grants of options pursuant to the plan. Our Compensation Committee met two times during 2005. See within the section, "- Compensation Committee Report on Executive Compensation."

         Executive Committee. Our Executive Committee is composed of Messrs. Brett, Duncan, Glasgow and Mooney. The committee was established to manage and operate the affairs of the Company between our board meetings, except to the extent shareholder authorization is required by law, our Articles or our Bylaws. The Executive Committee has the power to perform or authorize any act that could be done or accomplished by majority action of all the directors of our board, except as set forth in Section 5(b) of our Bylaws. Those exceptions are responsibilities expressly reserved to our board by state law. Our Executive Committee did not meet during 2005.

         Finance Committee. Our Finance Committee is composed of Messrs. Fisher, Glasgow, and Lowber. It is responsible for reviewing Company finance matters from time to time and providing guidance to our chief financial officer regarding these matters. The Finance Committee did not meet during 2005.

         Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is composed of Messrs. Brett, Edgerton, Fisher, Glasgow, Mooney, and Schneider. All six members are considered by our board to be Independent Directors. The committee acts on behalf of our board and generally carries out its responsibilities as set forth in our Nominating and Corporate Governance Committee Charter as adopted and amended form time to time by our board. Our Nominating and Corporate Governance Committee is principally responsible for carrying out the following, all of which are described in detail in the Nominating and Corporate Governance Committee Charter:

         o Nominations - Identifies and recommends nominees for our board and its committees.

         o Corporate Governance - Reviews and recommends to our board, or independently takes, action on various corporate governance issues.

         o Complaints - Receives and responds to certain complaints raised by our employees, and not otherwise addressed by our Audit Committee, regarding alleged illegal acts or behavior-related conduct by our board members in violation of our Ethics Code.

         o Supervision - Supervises our chief financial officer in the context of our Ethics Code.

         o   Other - Carries out other assignments as designated by our board.

         In addition to setting forth the purpose of the committee, as previously outlined, the Nominating and Corporate Governance Committee Charter establishes committee membership qualifications, terms, definition of Independent Director (same as that described in the previous discussion of our Audit Committee), and operating principles. In the context of its corporate governance responsibilities, our committee is to develop and recommend to our board, from time to time, a set of corporate governance principles applicable to us, review and recommend changes, if any, to our Ethics Code, review on an annual basis our board's committee structure and recommend changes, if any, to it, establish criteria and processes for, and lead our board and each of its committees in, its annual performance self-evaluation, and work with the chair of our Compensation Committee on issues of management objectives, evaluation of our chief executive officer and management development and succession.

         A copy of the Nominating and Corporate Governance Committee Charter is available to our shareholders on our Internet website: www.gci.com (click on "About GCI," then click on "Corporate Governance," and then click on "Nominating and Corporate Governance Committee Charter").

         Our Nominating and Corporate Governance Committee met three times during 2005.

         Board, Committee Attendance. Our board held six meetings during 2005. All incumbent directors, as disclosed in this Proxy Statement, attended 75% or more of the meetings of our board and of committees of the board for which they individually were seated as directors.

         Meetings of Independent Directors. The Independent Directors seek to meet at least two times per year. The Independent Director meetings are held without any of our management directors or employees present. The presiding director at this meeting is the Chairman of the Board. During 2005, the Independent Directors met three times.

Director Compensation

         In 2004 the board adopted a director compensation plan ("Director Compensation Plan") to acknowledge and compensate, from time to time, directors on our board for ongoing dedicated service. The plan compensation consists of stipends in the form of cash and Company Class A common stock. The cash compensation consists of $24,000 per year (prorated for days served and paid quarterly) plus $2,000 for each meeting attended either in person or telephonically. The cash compensation portion of the Director Compensation Plan applied throughout 2005 and continued through the Record Date.

         Under the Director Compensation Plan and for 2005 and through the Record Date, the directors earned the following cash stipends: (1) Mr. Fisher - $18,000; (2) Mr. Duncan - $58,000; (3) Mr. Brett - $48,000; (4) Mr. Edgerton -
none; (5) Mr. Glasgow - $56,000; (6) Mr. Mooney - none; and (7) Mr. Schneider - $62,000.

         The stock compensation portion of the Director Compensation Plan consists of a grant of 3,330 shares to a director for each year of service, or a portion of a year of service. Grants are made and vest annually under the plan on June 1 of each year. For 2005, grants of awards were made under the Director Compensation Plan as of June 1, 2005. As of the Record Date, our board anticipated that grants of awards would be made under the plan as of June 1, 2006. When the shares vest, they are subject to taxation based on the then fair market value of the vested shares. Accordingly, at the time of vesting, the Company will make a supplemental payment equal to 40% of the value of the vested shares to each director in order to facilitate the payment by the director of the taxes that may result from the vesting of the shares.

         Under the Director Compensation Plan, compensation will be paid to those directors who are to receive the benefit individually, whether or not they are our employees. Because of their employment by Verizon and resultant inability to receive compensation from us, neither Mr. Edgerton nor Mr. Mooney participates in the Director Compensation Plan, although they may be entitled to do so in the future.

         Except for the Director Compensation Plan, during 2005, the directors on our board received no other direct compensation for serving on the board and its committees. However, they were reimbursed for travel and out-of-pocket expenses incurred in connection with attendance at meetings of the board and its committees. The director fee structure as described in this section continued unchanged through the Record Date.

Executive Compensation

         Summary Compensation. The following table sets forth certain information concerning the cash and non-cash compensation earned during fiscal years 2003, 2004 and 2005 by our chief executive officer and by each of our four other most highly compensated executive officers whose individual combined salary and bonus each exceeded $100,000 during 2005 (collectively, "Named Executive Officers").

                                                SUMMARY COMPENSATION TABLE
                                                                                Long-Term Compensation
                                                 Annual Compensation                   Awards
                                        ------------------------------------ ---------------------------
                                                                             Restricted
                                                                Other Annual   Stock        Securities        All Other
                                                                Compensation   Awards       Underlying      Compensation
Name and Principal Position      Year   Salary ($)  Bonus ($)       ($)         ($)      Options/SARs(#)       ($)(1,2)
---------------------------      ----   ----------  ---------   ------------ ----------  ---------------    ------------
Gina R. Borland
  Vice President, Product        2005     134,688     501,677(3)    -0-          -0-           50,000           15,300
  Management - Voice and         2004     132,500     167,484       -0-          -0-              -0-           14,427
  Messaging                      2003     132,500      80,841       -0-          -0-           20,000           13,300

Ronald A. Duncan                 2005     345,000     157,500       -0-       27,805              -0-           75,460
  President and Chief            2004     345,000     131,250       -0-       36,763          250,000           51,267
  Executive Officer              2003     295,000     105,000       -0-          -0-              -0-           21,338

G. Wilson Hughes                 2005     175,000   1,138,349(3)    -0-          -0-              -0-          294,071(4)
  Executive Vice President and   2004     175,000      67,724       -0-          -0-              -0-          192,402
  General Manager                2003     175,000      53,682       -0-          -0-              -0-          162,773

John M. Lowber
  Senior Vice President, Chief   2005     227,886      79,937       -0-          -0-              -0-          155,048
  Financial Officer and          2004     223,884      85,281       -0-          -0-          100,000          142,017
  Secretary/Treasurer            2003     222,050      53,682       -0-          -0-              -0-          129,257

Dana L. Tindall
  Senior Vice President -        2005     275,000     467,937(3)    -0-          -0-              -0-           21,343
  Legal, Regulatory and          2004     250,000      90,281       -0-          -0-              -0-           21,760
  Governmental Affairs           2003     250,000      63,682       -0-          -0-              -0-           21,521

-------------------
(1) The amounts reflected in this column include deferrals and accrued earnings under deferred compensation agreements between us and the named individuals as follows: Mr. Hughes, $137,474 in 2003, $170,444 in 2004 and $271,475 in 2005; Mr. Lowber, $95,912 in 2003, $108,052 in
         2004 and $122,441 in 2005; Mr. Hughes received a partial distribution of his deferred compensation account during 2003 and 2004. Does not include bonus agreement granted to Mr. Hughes in 2002. See, within this section, "-Hughes Bonus Agreement." The distribution in 2003 included $60,720 of the $137,474 which was credited to Mr. Hughes' account during 2003. The distribution in 2004 included $35,000 of the $170,444 which was credited to Mr. Hughes' account during 2004.

(2) The amounts reflected in this column also include matching contributions under the Stock Purchase Plan as follows: Mr. Duncan, $21,000, $20,500 and $20,000 in 2005, 2004 and 2003, respectively; Mr.
         Hughes, $21,000, $20,500, and $20,000 in 2005, 2004 and 2003,
         respectively; Mr. Lowber, $21,000, $20,500, and $20,000 in 2005, 2004
         and 2003, respectively; Ms. Tindall, $20,083, $20,500, and $20,000 in
         2005, 2004 and 2003, respectively; and Ms. Borland, $14,000, $13,000, and $12,000 in 2005, 2004 and 2003, respectively. Amounts shown for Mr. Duncan include premiums of $138 under a term life insurance policy paid in each of 2005, 2004 and 2003. Amounts shown for Ms. Tindall include premiums of $60 under a life insurance policy paid in each of 2005, 2004 and 2003. Amounts shown for Mr. Hughes include premiums of $396, $258 and $258, under life insurance policies paid in each of 2005, 2004 and 2003, respectively. Amounts for Mr. Lowber include premiums of $258, $258 and $138 under life insurance policies paid in each of 2005, 2004 and 2003, respectively. Amounts shown for Ms. Borland include premiums of $100 under a life insurance policy paid in each of 2005, 2004 and 2003. Includes a waiver of accrued interest on a note owed to us by Mr. Lowber in the amounts of $10,022 in January 2006 and $12,007 on each of January 1, 2005 and 2004.

         Includes $261 for Ms. Tindall and $3,841 for Mr. Hughes, both for the personal use of our leased aircraft in 2003. Includes $53,122 for 2005 and $29,328 for 2004 in director compensation for Mr. Duncan and a longevity bonus valued at $101, for 2004. Includes a longevity bonus valued at $127 for Mr. Lowber in 2005, and Ms. Borland in 2004. Amounts in this column further include $1,200 of credit applied to services purchased from us by each of the Named Executive Officers for each year for their participation in our quality assurance program extended to employees, generally.

(3) Includes $1,032,000 awarded to Mr. Hughes, $387,000 to Ms. Tindall, and $120,900 to Ms. Borland paid or accrued in 2005 pursuant to our Incentive Compensation Plan. See, "Performance Based EBITDA Incentive Compensation Plan."

                                                                         Page 15

(4) Excludes $150,000 paid in 2005 of a $550,000 retention agreement with Mr. Hughes. The agreement vests in equal annual installments beginning December 31, 2006 through December 31, 2009 and accrues interest on the unpaid balance of $400,000 at 7.5% per annum.
-------------------

Option/SAR Grants

         The following table sets forth information on the individual grants of stock options (whether or not in tandem with stock appreciation rights ("SARs")), and freestanding SARs made during 2005 to its Named Executive Officers. We did not issue any tandem SARs or freestanding SARs during that period.

                                           OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                             Potential Realizable
                                                                                               Value at Assumed
                                                                                            Annual Rates of Stock
                                                                                            Price Appreciation for
                                   Individual Grants                                              Option Term
        -------------------------------------------------------------------------------    -----------------------

                                                % of Total
                                   Number of     Optional
                                  Securities       SARs        Exercise
                                  Underlying    Granted to        or
                                  Option/SARs    Employees       Base
                                  Granted(1)     in Fiscal     Price(2)      Expiration
        Name                          (#)        Year (%)      ($/Share)        Date       5% ($)(3)    10% ($)(3)
        ----                      -----------    ---------     ---------     ----------    ---------    ----------
        Gina R. Borland             50,000           5.2          9.75         9/01/15        311,682     770,710

        Ronald A. Duncan             - - -         - - -         - - -          - - -           - - -       - - -

        G. Wilson Hughes             - - -         - - -         - - -          - - -           - - -       - - -

        John M. Lowber               - - -         - - -         - - -          - - -           - - -       - - -

        Dana L. Tindall              - - -         - - -         - - -          - - -           - - -       - - -

-------------------
(1)      Options in Class A common stock.

(2) The exercise price of the options was equal to the market price of the Class A common stock at the time of grant.

(3) The potential realizable dollar value of a grant is calculated as the product of (a) the difference between (i) the product of the per-share market price at the time of grant and the sum of 1 plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option or SAR) and (ii) the per-share exercise price of the option or SAR and (b) the number of securities underlying the grant at fiscal year end.
-------------------

Option Exercise and Fiscal Year-End Values

         The following table sets forth information concerning each exercise of stock options during 2005 by each of the Named Executive Officers and the fiscal year-end value of unexercised options held by each of them.

                                              AGGREGATED OPTION/SAR EXERCISES
                                          IN LAST FISCAL YEAR AND FISCAL YEAR END
                                                     OPTIONS/SAR VALUES
                                                                Number of Securities          Value of Unexercised
                                                               Underlying Unexercised             In-the-Money
                                                                    Options/SARs                 Options/SARs at
                                                                at Fiscal Year-End(#)         Fiscal Year-End($)(1)
                                                             ---------------------------   ----------------------------
                                   Shares
                                  Acquired
                                     on
                                  Exercise      Value
        Name                         (#)      Realized($)    Exercisable   Unexercisable   Exercisable    Unexercisable
        ----                     ----------   -----------    -----------   -------------   -----------    -------------
        Gina R. Borland              1,900       13,500         62,064         62,000         273,663          80,960

        Ronald A. Duncan               -0-          -0-        350,000        300,000       1,150,500         751,500

        G. Wilson Hughes               -0-          -0-        200,000        200,000         766,000         616,000

        John M. Lowber                 -0-          -0-        390,000        260,000       1,367,700         731,800

        Dana L. Tindall            105,787      441,956        200,000        100,000         641,000         308,000

-------------------
(1) Represents the difference between the fair market value of the securities underlying the options/SAR and the exercise price of the options/SAR based upon the last trading price on December 31, 2005.
-------------------

Non-Qualified, Unfunded Deferred Compensation Plan

         In 1995, we established a non-qualified, unfunded, deferred compensation plan to provide a means by which certain of our employees may elect to defer receipt of designated percentages or amounts of their compensation and to provide a means for certain other deferrals of compensation. Employees eligible to participate in the plan are determined by our board. We may, at our discretion, contribute matching deferrals in amounts as we select.

         Participants immediately vest in all elective deferrals and all income and gain attributable to that participation. Matching contributions and all income and gain attributable to them vest on a case-by-case basis as determined by us. Participants may elect to be paid in either a single lump-sum payment or annual installments over a period not to exceed ten years. Vested balances are payable upon termination of employment, unforeseen emergencies, death or total disability of the participant, or change of control of us or our insolvency. Participants become our general unsecured creditors with respect to deferred compensation benefits of the plan.

         During 2005 and up through the Record Date, none of the Named Executive Officers had participated in this plan.

Long-Term Incentive Plan Awards

         Other than the Stock Option Plan and restricted stock awards shown in the Summary Compensation Table, we had no long-term incentive plan in operation during 2005.

Performance Based EBITDA Incentive Compensation Plan

         In 2002, we adopted a Performance Based EBITDA (earnings before interest, taxes, depreciation, and amortization) Incentive Compensation Plan ("Incentive Compensation Plan") to encourage increasing EBITDA, i.e., earnings before income taxes, depreciation and amortization (as defined in the plan), of our Alaska operations to a specified target by the end of 2006. Participants are granted units which are valued in terms of a share of our Class A common stock. If the target EBITDA is achieved on or before the end of 2006, the awards vest. In this instance, each participant will be entitled to receive, for each unit, the market value of a share of our Class A common stock on the date that such payment is made.

         Under the Incentive Compensation Plan, 40% of the payment will be made in cash. The remaining 60% may, at our option, be paid either in cash or in our restricted Class A common stock. However, if stock is to be issued in payment to participants, we are required to obtain shareholder approval of the Incentive Compensation Plan prior to any such payment. Participants must be employed by us on the date of payment in order to receive any compensation pursuant to the plan. The EBITDA target will be adjusted for any material acquisitions within the Alaska market. The award may be paid out earlier if we are sold prior to the earlier of the end of 2006 or achievement of the EBITDA target.

         Specified individuals of three groups of employees are eligible to participate in the plan. They are our chief executive officer, our general managers and our senior officers. Any payments to the general manager group pursuant to the plan are included in EBITDA for purposes of determining whether the EBITDA target for the senior officer group has been met. One-half of the vested amount is valued and paid on the last day of the first quarter of the year following vesting, with the balance paid one year later.

         The provisions of the Incentive Compensation Plan pertaining to the chief executive officer are the same as for the other two groups, except any payments to the general manager and senior officer groups under the plan are included in EBITDA for purposes of determining whether the EBITDA target for the chief executive officer has been met. One-half of the total amount earned will be valued and paid on the last day of the first quarter of the year following achievement of the target EBITDA goal. The remaining one-half will be paid as deferred compensation. This amount will vest one-half on each of the first and second anniversaries of the initial award. However, in the case of our chief executive officer, the individual must be employed by us on such dates for vesting to be effective. We charged $1,370,000 to expense during 2005 under the Incentive Compensation Plan.

         During 2005, Mr. Hughes, Ms. Tindall and Ms. Borland were the only Named Executive Officers who participated in the Incentive Compensation Plan. Our Compensation Committee determined that the performance requirements of the Incentive Compensation Plan had been met during 2005 and authorized payments pursuant to the plan and determined they would be made in cash. The committee authorized payments of $1,032,000 to Mr. Hughes, $387,000 to Ms. Tindall and $120,900 to Ms. Borland. The payment to Mr. Hughes represents the full amount he is entitled to pursuant to the plan. Ms. Tindall's payment equaled 75% of the value of her award and was paid in January 2006 with the remaining amount to be valued and paid on March 31, 2007. Ms. Borland's award was valued and paid in March and April 2006.

Stock Purchase Plan

         In 1986, we adopted a qualified employee stock purchase plan which has been subsequently amended from time to time and is in its present form the Stock Purchase Plan. The plan is qualified under Section 401 of the Internal Revenue Code ("Code"). All of our employees who have completed at least one year of service are eligible to participate in the plan. Eligible employees may elect to reduce their taxable compensation in any even dollar amount up to 12% of such compensation for employees earning more than $90,000 per year and up to 50% of such compensation, both up to a maximum per employee of $15,000 for 2006. Employees may contribute up to an additional 10% of their compensation with after-tax dollars. Starting in 2002, participants over the age of fifty may make additional elective contributions to their accounts in the plan pursuant to a schedule set forth in the Code.

         Subject to certain limitations, we may make matching contributions of our common stock for the benefit of employees. Such a contribution will vest in increments over the first six years of employment. Thereafter, they are fully vested when made. No more than 10% of any one employee's compensation will be matched in any year. Except for additional elective contributions made by participants over age 50, the combination of salary reductions, after-tax contributions and our matching contributions for any employee cannot exceed the lesser of $44,000 or 25% of such employee's compensation (determined after salary reduction) for 2006.

         Under the terms of the Stock Purchase Plan, participating eligible employees may direct their contributions to be invested in common stock of the Company, AT&T Inc. and Comcast Corporation, and shares of various identified mutual funds.

         The Stock Purchase Plan, on our behalf, may each year pay to the plan's trust fund an amount up to 100% of each participating eligible employee's elective deferral and voluntary contributions to the plan as determined by our board. This employer contribution on behalf of the participating eligible employee is to equal a stated percentage of each employee's contributions (both voluntary contributions and elective deferrals) during any payroll period. However, no such employee's elective deferral or voluntary contribution is to be matched in an amount exceeding 10% of that employee's compensation during any payroll period in which the employee participates in the plan. With limited exception, the amount of our contribution under the plan must not exceed either 10% of the aggregate compensation of all participating eligible employees under the plan in the year for which the contribution is being determined or the annual addition limitations of the Code as provided in the plan.

         The Stock Purchase Plan is administered through a plan administrator (currently Alfred J. Walker, one of our Vice Presidents and our Chief Accounting Officer), and a committee which is appointed by our board. The assets of the plan are invested from time to time by the trustee at the direction of the plan's committee, except that participants have the right to direct the investment of their contributions to the Stock Purchase Plan. The plan administrator and members of the plan's committee are all our employees. The plan's committee has broad administrative discretion under the terms of the plan.

         As of March 31, 2006, there remained 926,686 shares of Class A and 464,005 shares of Class B common stock allocated to the plan and available for issuance by us or otherwise acquisition by the plan for the benefit of participants in the plan.

Stock Option Plan

         In 1986, we adopted a stock option plan which has been amended from time to time and presently is our Amended and Restated 1986 Stock Option Plan ("Stock Option Plan").

         Under our present Stock Option Plan, we are authorized to grant non-qualified options to purchase shares of Class A common stock to selected officers, directors and other employees of, and consultants or advisors to, the Company and its subsidiaries. The number of shares of Class A common stock allocated to the Stock Option Plan was last increased by 2.5 million shares to
13.2 million shares at our 2004 annual meeting. The number of shares for which options may be granted is subject to adjustment upon the occurrence of stock dividends, stock splits, mergers, consolidations and certain other changes in corporate structure or capitalization.

         As of the Record Date, 5,766,302 shares were subject to outstanding options under the Stock Option Plan, 39,960 share grants had been awarded, 6,287,123 shares had been issued upon the exercise of options under the plan and 1,106,615 shares remained available for additional grants under the plan.

         As of the Record Date, the Stock Option Plan was administered by the Compensation Committee composed of six members of our board. The members of that committee are identified elsewhere in this Proxy Statement. See, "Management of
Company: Board and Committee Meetings."

         The Compensation Committee selects optionees and determines the terms of each option, including the number of shares covered by each option, the exercise price and the option exercise period which, under the Stock Option Plan, may be up to ten years from the date of grant. Options granted that have not become exercisable terminate upon the termination of the employment or directorship of the optionholder. Exercisable options terminate from one month to one year after such termination, depending on the cause of such termination. If an option expires or terminates, the shares subject to such option become available for additional grants under the Stock Option Plan.

Equity Compensation Plan Information

         The Stock Option Plan was initially approved by our shareholders in 1986. We do not have any current equity compensation plans approved by our shareholders other than the Stock Option Plan.

         The following table sets forth information regarding the number of shares of our common stock that may be issued pursuant to our equity compensation plans or arrangements as of December 31, 2005. The recipients of these grants are selected officers, directors and employees of, and consultants or advisors to, us in exchange for consideration in the form of goods or services (as described in Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation).

                                        EQUITY COMPENSATION PLAN INFORMATION
                                              AS OF DECEMBER 31, 2005
                                                                                        Number of Securities
                                                                                      Remaining Available for
                               Number of Securities to       Weighted-Average          Future Issuance Under
                              Be Issued Upon Exercise,       Exercise Price of          Equity Compensation
                               of Outstanding Options,     Outstanding Options,     Plans (Excluding Securities
         Plan Category          Warrants and Rights(a)   Warrants and Rights($)(b)   Reflected in Column(a))(c)
    ------------------------   -----------------------   -------------------------  ----------------------------
    Equity compensation
    plans approved by
    security holders(1)                6,543,277                  7.27                          939,997

    Equity compensation
    plans not approved by
    security holders(2)                  250,000                  6.50                              -0-

            Total(3)                   6,793,277                  7.24                          939,997

-------------------
(1)      Stock Option Plan.

(2) Grant made in January 2001 separate from the Stock Option Plan of options to a company owned by Mr. Duncan to acquire 250,000 shares of our Class A common stock at $6.50 per share, exercisable up through March 10, 2010. See below within this section, "- Ownership of Company:
         Principal Shareholders."

(3) Mr. Duncan and three other of our employees have accumulated deferred compensation account balances that have been denominated in shares of our Class A common stock. We have acquired shares of our Class A common stock in the open market or in private transactions over the years to fund the ultimate payment of the deferred amounts. A total of 280,586 shares, of which all but 26,189 shares have vested, are owned in our name and are being held in treasury pending distribution.
-------------------

Hughes Bonus Agreement

         In consideration for agreeing to continue his employment until December 31, 2004, in December 2002 we granted Mr. Hughes the right to use certain of our real estate for two weeks each year from January 1, 2005 to December 31, 2034. Mr. Hughes may elect at any time to receive a cash bonus in lieu of the foregoing equal to $275,000 plus interest accrued at the rate of 3% per annum for the period between January 1, 2002 and the date on which the option to elect such cash payment is exercised. The bonus vested on December 31, 2004. Should we intend to convey such real estate to a third party, Mr. Hughes would have the right to acquire certain property adjoining that real estate or, unless he should exercise the cash option previously described, be paid an amount equal to $275,000 plus accrued interest at the rate of 3% per annum for the period from January 1, 2002 to the date on which that option is exercised. As of December 31, 2005, $308,000 were accrued pursuant to this agreement, of which $8,250 were accrued during 2005.

Report on Repricing of Options/SARs

         During 2005, we did not adjust or amend the exercise price of stock options or SARs previously awarded to any of the Named Executive Officers, whether through amendment, cancellation or replacement grants, or any other means.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

         Except as disclosed in this Proxy Statement, as of the end of 2005 and the Record Date, there were no compensatory plans or arrangements, including payments to be received from us, with respect to the Named Executive Officers for that year. This statement is limited to situations where such a plan or arrangement resulted in or may result from the resignation, retirement, or any other termination of a Named Executive Officer's employment with us, or from a change of control of us or a change in that officer's responsibilities following such a change in control, and where the amount involved, including all periodic payments or installments, exceeded $100,000.

Compensation Committee Interlocks and Insider Participation

         Our Compensation Committee is composed of six members of our board as identified elsewhere in this Proxy Statement. See, "Management: Board and Committee Meetings - Compensation Committee." The relationships of them to us are described elsewhere in this Proxy Statement. See, "Management of Company:
Directors and Executive Officers"; "Ownership of Company"; and "Certain Transactions."

Compensation Committee Report on Executive Compensation

         The duties of our Compensation Committee are as follows:

         o Prepare, on an annual basis for the review of and action by our board, a statement of policies, goals, and plans for executive officer and board member compensation, if any --

             o Statement is specifically to address expected performance and compensation of and the criteria on which compensation is based for the chief executive officer and such other of our executive officers as our board may designate for this purpose.

         o Monitor the effect of ongoing events on and the effectiveness of existing compensation policies, goals, and plans --

             o Events specifically include but are not limited to the status of the premise that all pay systems correlate with our compensation goals and policies.

             o   Report from time to time, its findings to our board.

         o Monitor compensation-related publicity and public and private sector developments on executive compensation.

         o Familiarize itself with, and monitor the tax, accounting, corporate, and securities law ramifications of, our compensation policies, including but not limited to --

             o Comprehending a senior executive officer's total compensation package.

             o Comprehending the package's total cost to us and its total value to the recipient.

             o Paying close attention to salary, bonuses, individual insurance and health benefits, perquisites, historical loans made by us, special benefits to specific executive officers, individual pensions, and other retirement benefits.

         o Establish the overall cap on executive compensation and the measure of performance for executive officers, either by predetermined measurement or by a subjective evaluation.

         o Strive to make our compensation plans simple, fair, and structured so as to maximize shareholder value.

         For 2005, the duties of our Compensation Committee in the area of executive compensation specifically included addressing the reasonableness of compensation paid to executive officers. In doing so, the committee took into account how compensation compared to compensation paid by competing companies as well as our performance and available resources.

         Our compensation policy as established by our Compensation Committee is that a portion of our annual compensation of our senior executive officers relates to and is contingent upon our performance. In addition, executive officers participating in deferred compensation agreements established by us become, under those agreements, our unsecured creditors.

         In 2005, our Compensation Committee, using as a guide the Incentive Compensation Plan, established compensation levels for 2005 for all senior corporate officers, including Mr. Duncan and certain of the Named Executive Officers. Also at that time, our Compensation Committee established annual incentive bonus agreements with Mr. Duncan and with each of several of its senior executive officers, including those senior executive officers among the Named Executive Officers.

         These agreements included the premise that our performance, or that of a division or subsidiary, as the case may be, for purposes of compensation would be measured by our Compensation Committee against goals reviewed and approved by our board. The goals included our targets for revenues and cash flow standards of the relevant division or subsidiary of our business. Targeted objectives were set and measured from time to time by our Compensation Committee. Our other business achievements obtained through the efforts of an executive officer were also taken into consideration in the evaluation of performance. Performances were evaluated and bonuses were issued as described elsewhere in this section. See within this section, "- Executive Compensation."

         During 2005, our Compensation Committee monitored and provided direction for the Stock Purchase Plan and Stock Option Plan. In addition, our Compensation Committee reviewed compensation levels of members of management, evaluated the performance of management, and considered management succession and related matters.

         Our Compensation Committee reviewed in detail all aspects of compensation for senior officers among the Named Executive Officers and our other senior executive officers. In particular, our Compensation Committee concluded that the performance of our chief executive officer, Mr. Duncan, had met or surpassed the goals and objectives set as the basis for his compensation for 2005. That is, the Compensation Committee believes the salary and benefits paid to Mr. Duncan during 2005 were commensurate with the Company's financial performance. The Compensation Committee expects that any bonus compensation recommended to be payable to Mr. Duncan in future years will also be based upon the Company's growth and financial performance, and subject to approval by the Compensation Committee.

         The practice of our Compensation Committee in future years will likely be to continue to review directly the compensation and performance of Mr. Duncan as our chief executive officer. While our Compensation Committee may review recommendations by Mr. Duncan for the compensation of other senior executive officers, the committee in accordance with Nasdaq Stock Market corporate governance listing standards rules has responsibility for recommending compensation of such officers directly to our board for its determination.

                                   Compensation Committee
                                   Stephen M. Brett, Chair
                                   Jerry A. Edgerton
                                   Scott M. Fisher
                                   William P. Glasgow
                                   Stephen R. Mooney
                                   James M. Schneider

Audit Committee Report

         Our Audit Committee has reviewed and discussed with management our audited financial statements for 2005. In addition, the committee has discussed with KPMG LLP, our External Auditor for that year, the matters required to be discussed by Statement of Accounting Standard 61. Those matters consisted of our External Auditor discussing with the committee the External Auditor's judgment about the quality, not just acceptability, of our financial reporting.

         Our Audit Committee has received a letter dated March 15, 2006 from KPMG LLP, as required by Independence Standards Board Standard No. 1, and discussed with those auditors their independence from us. The letter addressed all relationships with us that could affect KPMG LLP's independence and stated that, for the period from January 1, 2005 through March 15, 2006, KPMG LLP considered itself as independent accountants with respect to us. Our Audit Committee has concluded that the services provided by KPMG LLP, other than for the audit of our annual financial statement for 2005 and reviews of financial statements included in our Forms 10-Q for that year, are compatible with maintaining KPMG's independence regarding us and as our External Auditor.

         Based upon these reviews and discussions, our Audit Committee has recommended to our board that the audited financial statements for 2005 should be included in our annual Report on Form 10-K.

                                   Audit Committee
                                   James M. Schneider, Chair
                                   William P. Glasgow
                                   Stephen R. Mooney(1)

Performance Graph

         The following graph includes a line graph comparing the yearly percentage change in our cumulative total shareholder return on our Class A common stock during the five-year period 2001 through 2005. This return is measured by dividing (1) the sum of (a) the cumulative amount of dividends for the measurement period (assuming dividend reinvestment, if any) and (b) the difference between our share price at the end and the beginning of the measurement period, by (2) the share price at the beginning of that measurement period. This line graph is compared in the following graph with two other line graphs during that five-year period, i.e., a market index and a peer index.

         The market index is the Center for Research in Securities Price Index for the Nasdaq Stock Market for United States companies. It presents cumulative total returns for a broad based equity market assuming reinvestment of dividends and is based upon companies whose equity securities are traded on the Nasdaq Stock Market. The peer index is the Center for Research in Securities Price Index for Nasdaq Telecommunications Stock. It presents cumulative total returns for the equity market in the telecommunications industry segment assuming reinvestment of dividends and is based upon companies whose equity securities are traded on the Nasdaq Stock Market. The line graphs represent monthly index levels derived from compounding daily returns.

         In constructing each of the line graphs in the following graph, the closing price at the beginning point of the five-year measurement period has been converted into a fixed investment, stated in dollars, in our Class A common stock (or in the stock represented by a given index, in the cases of the two comparison indexes), with cumulative returns for each subsequent fiscal year measured as a change from that investment. Data for each succeeding fiscal year during the five-year measurement period are plotted with points showing the cumulative total return as of that point. The value of a shareholder's investment as of each point plotted on a given line graph is the number of shares held at that point multiplied by the then prevailing share price.

         Our Class B common stock is traded over-the-counter on a more limited basis. Therefore, comparisons similar to those previously described for the Class A common stock are not directly available. However, the performance of Class B common stock may be analogized to that of the Class A common stock in that the Class B common stock is readily convertible into Class A common stock by request to us.

-------------------
(1) Mr. Mooney's functions as a committee member have been temporarily assumed by Mr. Fisher. See, "Management of Company: Board and Committee Meetings - Audit Committee."

                       COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS PERFORMANCE GRAPH FOR GENERAL
                                     COMMUNICATION, INC., NASDAQ STOCK MARKET INDEX FOR
                           UNITED STATES COMPANIES, AND NASDAQ TELECOMMUNICATIONS STOCK (1,2,3,4)
        -------------------------------------------------------------------------------------------------------------
                                                                   Nasdaq Stock Market              Nasdaq
            Measurement Period                                       Index for U.S.           Telecommunications
           (Fiscal Year Covered)            Company ($)               Companies ($)                 Stock ($)
        ---------------------------- -------------------------- -------------------------- --------------------------
               FYE 12/31/00                    100.0                     100.0                       100.0
               FYE 12/31/01                    121.9                      79.3                        66.5
               FYE 12/31/02                     95.9                      54.8                        30.6
               FYE 12/31/03                    124.3                      82.0                        50.9
               FYE 12/31/04                    157.7                      89.2                        54.3
               FYE 12/31/05                    147.6                      91.1                        51.6

-------------------
(1) The lines represent monthly index levels derived from compounded daily returns that include all dividends.
(2) The indexes are reweighted daily, using the market capitalization on the previous trading day.
(3) If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
(4) The index level for all series was set to $100.0 on December 29, 2000.
-------------------

Legal Proceedings

         As of the Record Date, our board was unaware of any legal proceedings which may have occurred during the past five years in which one or more of our directors, director nominees or executive officers were a party adverse to us, or any legal proceeding which would be material to an evaluation of the ability or integrity of one or more of our directors or executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

         During 2005, there was a failure to file with the SEC a Form 4 (Change in Beneficial Ownership Report) on a timely basis as required under Section 16(a) of the Exchange Act. That is, a former director failed to file Form 4 on a transaction, dated May 25, 2005, until June 8, 2005.

                       CODE OF BUSINESS CONDUCT AND ETHICS

         Our Ethics Code, i.e., our Code of Business Conduct and Ethics, was adopted by our board in 2003. It applies to all of our officers, directors and employees. The Ethics Code takes as its basis a set of business principles adopted by our board several years ago. It also builds upon the basic requirements for a code of ethics as required by federal securities law and rules adopted by the SEC.

         Through our Ethics Code, we reaffirm our course of business conduct and ethics as based upon key values and characteristics and through adherence to a clear code of ethical conduct. Our Ethics Code promotes honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships of our employees. It also promotes full, fair, accurate, timely and understandable disclosure in our reports and documents filed with, or submitted to, the SEC and other public communications made by us. Our Ethics Code further promotes compliance with applicable governmental laws, rules and regulations, internal reporting of violations of the code to appropriate persons as identified in the code and accountability for adherence to the code.

         A copy of our Ethics Code is displayed on our Internet website at www.gci.com (click on "About GCI," then click on "Corporate Governance," and then click on "Code of Business Conduct and Ethics"). Also, a copy of the Ethics Code may be obtained at no charge and upon written request to us at the following address:

                                   ATTN: Secretary (Ethics Code)
                                   General Communication, Inc.
                                   2550 Denali Street, Suite 1000
                                   Anchorage, Alaska  99503

CERTAIN TRANSACTIONS

Verizon Agreements

         As of the Record Date, we continued to have a significant business relationship with Verizon (since its acquisition of MCI in January 2006, and, prior to that, we had a similar relationship with MCI) including the following:

         o Under the Verizon Traffic Carriage Agreement, we agreed to terminate all Alaska-bound Verizon long distance traffic, to handle its toll-free 800 traffic originating in Alaska and terminating in the lower 49 states, its calling card customers when they are in Alaska, and its Alaska toll-free 800 traffic, and to provide data circuits to Verizon as required.

         o Under a separate Company Traffic Carriage Agreement, Verizon agrees to terminate certain of our long-distance traffic terminating in the lower 49 states, excluding Washington, Oregon and Hawaii, to originate calls for our calling card customers when they are in the lower 49 states, to provide toll-free 800 service for our customer requirements outside of Alaska, and to provide certain Internet access services.

         o Two officers and employees of Verizon (Messrs. Edgerton and Mooney) serve as our directors. See, "Management of Company: Directors and Executive Officers."

         o In June 2000 we granted stock options to certain of our directors or the company for which each may have been employed (options to Mr. Mooney and another former director were granted to WorldCom Ventures, Inc., a previously wholly-owned indirect subsidiary of
             MCI). See, "Management of Company: Director Compensation."

         o We are a party to registration rights agreements with Verizon regarding our Class B common stock. See, "Certain Transactions:
             Registration Rights Agreements."

         On July 21, 2002 MCI and substantially all of its active U.S. subsidiaries on a combined basis, filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court. On July 22, 2003 the United States Bankruptcy Court approved the settlement agreement for pre-petition amounts owed to us by MCI and affirmed all of our existing contracts with MCI. MCI emerged from bankruptcy protection on April 20, 2004. The remaining balance owed by MCI to us after this settlement was $11.1 million which we have used as a credit against amounts payable for services purchased from MCI. The full amount of that credit had been applied to those services as of February 2006. The MCI settlement and release agreement are further discussed in our Annual Report.

         Revenues attributed to the Verizon Traffic Carriage Agreement in 2005 were approximately $85.4 million or approximately 19.3% of total revenues. Payments by us to Verizon under the Company Traffic Carriage Agreement in 2005, including $3.286 million in the form of credits applied to our receivables from Verizon, were approximately $4.23 million or approximately 3.1% of total cost of sales and services. The Verizon Traffic Carriage Agreement provides for a term to July 2008.

Duncan Leases

         We entered into a long-term capital lease agreement ("Duncan Lease") in 1991 with a partnership in which Mr. Duncan held a 50% ownership interest. Mr. Duncan sold his interest in the partnership in 1992 to Dani Bowman, who later became Mr. Duncan's spouse. However, Mr. Duncan remains a guarantor on the note which was used to finance the acquisition of the property subject to the Duncan Lease. That property consists of a building presently occupied by us. The original Duncan Lease term was 15 years with monthly payments of $14,400, increasing in $800 increments at each two-year anniversary of the lease, beginning in 1993.

         As of the Record Date, the monthly payments were $20,860 per month on the Duncan Lease. It further provides that, should the property not be sold prior to the end of the tenth year of the lease, the partnership would pay to us the greater of one-half of the appreciated value of the property over $1,035,000, or $500,000. We received payment of $500,000 in the form of a note in February 2002. The property subject to the Duncan Lease was capitalized in 1991 at the partnership's cost of $900,000, and the Duncan Lease obligation was recorded in the consolidated financial statements of the Company. See, "Annual Report."

         On September 11, 1997, we purchased, for $150,000, a parcel of property adjoining the property subject to the Duncan Lease. The parcel was purchased to provide space for additional parking facilities for our use of the adjoining property under the Duncan Lease. A portion of the parcel, valued at $87,900, was simultaneously deeded to Dani Bowman in order to accommodate the platting requirements of the Municipality of Anchorage necessary to allow use of the parcel for parking facilities. In June 1999, we agreed, in exchange for a payment of $135,000, to extend the lease term for an additional five-year term expiring September 30, 2011 at a rental rate of $20,000 per month and to incorporate the adjoining property into the lease agreement. The lease was further amended in 2002 to increase the rental rate to $20,860 per month for the period October 1, 2003 through September 30, 2006, and to increase the rental rate to $21,532 per month for the period October 1, 2006 through September 30, 2011, the end of the base term.

         In January 2001 we entered into an aircraft operating lease agreement with a company owned by Mr. Duncan. The lease agreement is month-to-month and may be terminated at any time upon 120 days written notice. Upon executing the lease agreement, the lessor was granted an option to purchase 250,000 shares of our Class A common stock at $6.50 per share, all of which were fully exercisable as of the Record Date. We paid a deposit of $1.5 million to the lessor in connection with the lease agreement. The deposit will be repaid to us upon the earlier of six months after the lease terminates or nine months after the date of a termination notice as provided in the lease agreement. Effective in January 2002 the lease payment was increased to $50,000 per month and the lessor agreed to repay the deposit upon termination of the lease. We agreed to allow the lessor, at its option, to repay the deposit with Company common stock, assuming such repayment did not violate any covenants in our credit facilities.

         On February 25, 2005 we amended the aircraft operating lease agreement to accommodate the lessor's purchase of a replacement aircraft. The amendment increases the monthly lease rate from $50,000 to $75,000 upon the earlier of the sale of the aircraft covered by the original lease agreement or May 25, 2005. Prior to the earlier of the sale of the aircraft covered by the original lease agreement or May 25, 2005, we paid a monthly lease rate of $125,000. Other terms of the lease were not changed.

Indebtedness of Management

         Federal securities law prohibits public companies, e.g., the Company, from extending, maintaining or arranging credit to, for, or on behalf of its executive officers and directors. Loans made before July 29, 2002 are grandfathered, i.e., allowed to remain effective. However, material modifications of grandfathered loans are prohibited. Loans to the Named Executive Officers existing as of that date are subject to these provisions of the act and must be paid off in accordance with their terms.

         A significant portion of the compensation paid to our executive officers is in the form of stock options. Because insider sales of our capital stock upon exercise of such options might have a negative impact on the price of our common stock, in the past our board had encouraged our executive officers not to exercise stock options and sell the underlying stock to meet personal financial requirements. We had instead extended loans to those executive officers. As of the Record Date, total indebtedness of management was $5,185,280 (including accrued interest of $1,155,597), all of which was unsecured.

         The largest aggregate principal amount of indebtedness owed by executive officers since the beginning of 2005 through the Record Date, and the amount of principal and accrued interest that remained outstanding as of the Record Date were as follows (executive officers not listed had no indebtedness to us during that period):

                                           Largest Aggregate      Principal Amount      Interest Amount
                                            Principal Amount     Outstanding as of     Outstanding as of
        Name                                Outstanding ($)       Record Date ($)       Record Date ($)
        ----                               -----------------     -----------------     -----------------
        Ronald A. Duncan                       3,666,890             2,913,697              931,590

        G. Wilson Hughes                       1,486,763               632,500               47,986

        William C. Behnke                        350,000               350,000              147,551

        Richard P. Dowling                        25,000                25,000                5,190

        John M. Lowber                           273,456               108,486               23,281

         Mr. Duncan's loans were made for his personal use and to exercise rights under stock option agreements. The loans accrue interest at the prime rate as published in the Wall Street Journal and are unsecured. Mr. Duncan's remaining loan balances are due and payable on February 8, 2007, together with accrued interest. The loan agreement included a provision that allowed a $500,000 payment, which would otherwise have been due on December 31, 2002, to be extended to February 8, 2007 in exchange for a payment of $25,000. The payment date was extended in return for Mr. Duncan's payment of $25,000 to us on December 31, 2002. The amounts due may be paid in either cash or stock. Payments in stock will be valued at the closing price of the stock on the date of payment. Payments in stock are subject to the covenants in our credit facilities.

         Mr. Hughes' loans were made for his personal use and to exercise rights under stock option agreements with us. The loans accrue interest at our variable rate under our senior credit facility, are unsecured, and are due together with accrued interest through December 3, 2006.

         Mr. Behnke's loans were made for his personal use and to exercise rights under stock option agreements with us. Mr. Behnke's notes are secured by Class A common stock held by him. Mr. Behnke's loans bear interest at our variable rate under our senior credit facility. The notes are due, together with accrued interest, in November and December 2006.

         The $25,000 owed by Mr. Dowling at the Record Date is unsecured, is payable in full on December 31, 2006 and bears interest at our variable rate under our senior credit facility.

         The loans to Mr. Lowber were made for his personal use and to exercise rights under stock option agreements with us. Notes in the principal amount of $46,819 bear interest at our variable rate under our senior credit facility, and the remaining principal amount of $61,667 bears interest at a rate of 6.49% per annum. So long as Mr. Lowber remains in our employ, the accrued interest on the $61,667 note is to be waived at the beginning of each year. The loans are unsecured and are due on June 30, 2006.

Registration Rights Agreements

         We are a party to a registration rights agreement ("Registration Rights Agreement") with the Verizon regarding all shares it holds in our Class B common stock.

         Verizon is a significant shareholder of the indicated class of Company stock. As of December 31, 2005, neither Verizon nor its affiliates, other than those identified elsewhere in this Proxy Statement, were our directors, officers, nominees for election as directors, or members of the immediate family of such directors, officers, or nominees. See, "Company Annual Meeting: Director Elections - Director Independence" and "Management of Company: Director and Executive Officers."

         The basic terms of the Registration Rights Agreement are as follows. If, in the case of either agreement, we propose to register any of our securities under the Securities Act for our own account or for the account of one or more of our shareholders, we must notify all of the holders under the agreement of that intent. In addition, we must allow the holders an opportunity to include their shares ("Registerable Shares") in that registration.

         Under the Registration Rights Agreement, each holder also has the right, under certain circumstances, to require us to register all or any portion of such holder's Registerable Shares under the Securities Act. The agreement is both subject to certain limitations and restrictions, including our right to limit the number of Registerable Shares included in the registration. Generally, we are required to pay all registration expenses in connection with each registration of Registerable Shares pursuant to this agreement.

         The Registration Rights Agreement specifically requires us to make no more than four demand registrations at the request of Verizon and an unlimited number of opportunities to include its Registerable Shares in other of our security registrations. However, each registration request by Verizon must include Registerable Shares having an aggregate market value equal to or more than $1.5 million.

                              OWNERSHIP OF COMPANY

Principal Shareholders

         The following table sets forth, as of the Record Date (unless otherwise noted), certain information regarding the beneficial ownership of our Class A common stock and Class B common stock by each of the following:

         o Each person known by us to own beneficially 5% or more of the outstanding shares of Class A common stock or Class B common stock.

         o   Each of our directors.

         o   Each of the Named Executive Officers.

         o   All of our executive officers and directors as a group.

All information with respect to beneficial ownership has been furnished to us by the respective shareholders.

                                                    Amount and
                                                    Nature of                       % of Total
                                                    Beneficial                        Shares           % Combined
        Names and Address of            Title of    Ownership                       Outstanding        Voting Power
        Beneficial Owner(1)             Class(2)       (#)         % of Class    (Class A & B)(2)    (Class A & B)(2)
        -----------------------         ---------  -----------     ----------    ----------------    ----------------
        Stephen M. Brett                Class A       31,660(3,4)         *                *                  *
                                        Class B        - - -          - - -

        Ronald A. Duncan                Class A    1,426,794(4,5)       2.8              3.4                7.1
                                        Class B      460,021(5)        13.6

        Gina R. Borland                 Class A      107,074(6)           *               *                   *
                                        Class B        1,537(6)           *

        Jerry A. Edgerton               Class A        - - -          - - -            - - -              - - -
                                        Class B        - - -          - - -

        Donne F. Fisher                 Class A       37,135(7)           *                *                2.6
                                        Class B      212,688(7)         6.3

        Scott M. Fisher                 Class A      306,960(8)           *              1.0                3.0
                                        Class B      225,000(8)         6.7

        William P. Glasglow             Class A       56,604(4,9)         *                *                  *
                                        Class B        - - -          - - -

        G. Wilson Hughes                Class A      790,100(10)        1.5              1.4                1.0
                                        Class B        2,765(10)          *

        John M. Lowber                  Class A      582,883(11)        1.1              1.1                  *
                                        Class B        6,287(11)          *

        Stephen R. Mooney               Class A        - - -          - - -            - - -              - - -
                                        Class B        - - -          - - -

        James M. Schneider              Class A       61,660(3,4)         *                *                  *
                                        Class B        - - -          - - -

        Dana L. Tindall                 Class A      178,129(12)          *                *                  *
                                        Class B        3,835(12)          *

                                                    Amount and
                                                    Nature of                       % of Total
                                                    Beneficial                        Shares           % Combined
        Names and Address of            Title of    Ownership                       Outstanding        Voting Power
        Beneficial Owner(1)             Class(2)       (#)         % of Class    (Class A & B)(2)    (Class A & B)(2)
        -----------------------         ---------  -----------     ----------    ----------------    ----------------
        GCI Qualified Employee          Class A    4,459,432(13)        8.7              8.3                6.3
        Stock Purchase Plan             Class B       90,517(13)        2.7
        2550 Denali St., Ste. 1000
        Anchorage, AK 99503

        Gary Magness                    Class A      137,996              *              1.0                5.3
        c/o Raymond L. Sutton, Jr.      Class B      433,924           12.8
        303 East 17th Ave., Ste 1100
        Denver, CO 80203-1264

        Verizon Communications, Inc.    Class A       50,000(14)          *              2.4               15.1
        140 West Street                 Class B    1,275,791           37.7
        New York, NY 10007

        Robert M. Walp                  Class A      101,149(15)          *                *                3.7
        804 P Street, Apt. 4            Class B      303,457(15)        9.0
        Anchorage, AK 99501
        Boston, MA 02109


        Wellington Management           Class A    5,596,800(16)       10.9             10.2                6.6
        75 State Street                 Class B        - - -          - - -


        Westport Asset Management,      Class A    3,212,590(16)        6.3              5.9                3.8
        Inc.                            Class B        - - -          - - -
        253 Riverside Avenue
        Westport, CT 06880


        All Directors and Executive     Class A    4,907,643(17)        9.1             10.0               14.6
          Officers As a Group           Class B      780,302(17)       23.1
          (18 Persons)

-------------------
* Represents beneficial ownership of less than 1% of the corresponding class or series stock.

(1) Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. Shares of our stock that a person has the right to acquire within 60 days of the Record Date are deemed to be beneficially owned by such person and are included in the computation of the ownership and voting percentages only of such person. Each person has sole voting and investment power with respect to the shares indicated, except as otherwise stated in the footnotes to the table. Addresses are provided only for persons other than management who own beneficially more than 5% of the outstanding shares of Class A or B common stock.

(2) "Title of Class" includes our Class A common stock and Class B common stock. "Amount and Nature of Beneficial Ownership" and "% of Class" are given for each class of stock. "% of Total Shares Outstanding" and "% Combined Voting Power" are given for the combination of outstanding Class A common stock and Class B common stock, and the voting power for Class B common stock (10 votes per share) is factored into the calculation of that combined voting power.

(3) Includes 25,000 shares of our Class A common stock subject to stock options granted under the Stock Option Plan to each of Messrs. Brett and Schneider in February 1997 which they each respectively have the right to acquire within 60 days of the Record Date by exercise of the respective stock options. The exercise price for each option is $7.50 per share.

(4) Includes 3,330 shares of our Class A common stock granted to each of Messrs. Brett, Duncan, Glasgow and Schneider pursuant to the Director Compensation Plan during 2005. Includes 3,330 shares of our Class A common stock granted and issued to each of those persons pursuant to the Director Compensation Plan for services performed during 2004. See, "Management of Company: Director Compensation."

(5) Includes 136,804 shares of Class A common stock and 6,270 shares of Class B common stock allocated to Mr. Duncan under the Stock Purchase Plan as of December 31, 2005. Includes 100,000 shares of Class A common stock subject to stock options granted under the Stock Option Plan to Mr. Duncan which he has the right to acquire within 60 days of the

                                                                         Page 33

         Record Date by exercise of the stock options. Does not include 195,331 shares of Class A common stock held by us in treasury pursuant to deferred compensation agreements with us. Does not include 29,453 shares of Class A common stock held by Amanda Miller, Mr. Duncan's daughter, of which Mr. Duncan disclaims beneficial ownership. Does not include 18,560 shares of Class A common stock or 8,242 shares of Class B common stock held by the Amanda Miller Trust, with respect to which Mr. Duncan has no voting or investment power. Does not include 50,650 shares of Class A common stock or 27,020 shares of Class B common stock held by Dani Bowman, Mr. Duncan's wife, of which Mr. Duncan disclaims beneficial ownership. Includes 250,000 shares of Class A common stock which a company owned by Mr. Duncan has the right to acquire within 60 days of the Record Date by the exercise of stock options.

(6) Includes 66,064 shares of Class A common stock which Ms. Borland has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Includes 40,956 shares of Class A common stock and 1,537 shares of Class B common stock allocated to Ms. Borland under the Stock Purchase Plan, as of December 31, 2005.

(7) Does not include 300,200 shares of Class A and 225,000 shares of Class B common stock owned by Fisher Capital Partners, Ltd., the corporate general partner of which is affiliated with Mr. Fisher's spouse. Mr. Fisher disclaims any beneficial ownership of these shares.

(8) Includes 300,200 shares of Class A and 225,000 shares of Class B common stock owned by Fisher Capital Partners, Ltd. of which Mr. Fisher is a partner.

(9) Does not include (i) 5,259 shares owned by Diamond Ventures, LLC of which Mr. Glasgow is President and (ii) 158 shares owned by a daughter of Mr. Glasgow. Mr. Glasgow disclaims any beneficial ownership of the shares held by this entity or by his daughter.

(10) Includes 300,000 shares of Class A common stock which Mr. Hughes has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Includes 72,360 shares of Class A common stock and 2,765 shares of Class B common stock allocated to Mr. Hughes under the Stock Purchase Plan, as of December 31, 2005. See, "Management of
         Company:
         Executive Compensation - Hughes Bonus Agreement."

(11) Includes 390,000 shares which Mr. Lowber has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Includes 55,915 shares of Class A common stock and 6,017 shares of Class B common stock allocated to Mr. Lowber under the Stock Purchase Plan, as of December 31, 2005.

(12) Includes 150,000 shares which Ms. Tindall has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Includes 27,857 shares of Class A common stock and 3,835 shares of Class B common stock allocated to Ms. Tindall under the Stock Purchase Plan, as of December 31, 2005, net of a discretionary disposition prior to the Record Date.

(13)     Balance as of March 31, 2006.

(14) Includes 50,000 shares of Class A common stock which Verizon has a right to acquire within 60 days of the Record Date by the exercise of vested stock options.

(15) Includes 38,231 shares of Class A common stock and 2,408 shares of Class B common stock allocated to Mr. Walp under the Stock Purchase Plan. Includes 27,170 shares of Class A common stock which Mr. Walp has the right to acquire within 60 days of the Record Date by the exercise of vested stock options.

(16)     Balance as of December 31, 2005.

(17) Includes 2,326,977 shares of Class A common stock which such persons have the right to acquire within 60 days of the Record Date through the exercise of vested stock options. Includes 499,887 shares of Class A common stock and 27,253 shares of Class B common stock allocated to such persons under the Stock Purchase Plan.
-------------------

Changes in Control

         Pledged Assets and Securities. Our obligations under our credit facilities are secured by substantially all of our assets. Should there be a default by us under such agreements, our lenders could gain control of our assets. We have been at all times since January 1, 2005 and up through the Record Date, in compliance with all material terms of these credit facilities. These obligations and pledges are further described in our Annual Report. See, "Annual Report."

         Senior Notes. In February 2004 GCI, Inc., our wholly-owned subsidiary, sold $250 million in aggregate principal amount of senior debt securities, and in December 2004 GCI, Inc. sold an additional $70 million in similar debt securities, with the full complement of $320 million due in 2014 ("Senior Notes"). The net proceeds from the Senior Notes were used to repay our then existing $180 million in senior notes, to repay term and revolving portions of our senior credit facility totaling $53.8 million, to repurchase equity from Verizon (at the time of repurchase, MCI), and for other of our ongoing operations. The initial offering of the Senior Notes (not including the subsequent $70 million issue) was later registered under the Securities Act in August 2004. We registered $70 million of the Senior Notes in May 2005.

         The Senior Notes are subject to the terms of an indenture ("Indenture") entered into by GCI, Inc. Upon the occurrence of a change of control, as defined in the Indenture, GCI, Inc. is required to offer to purchase the Senior Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest. The Indenture provides that the Senior Notes are redeemable at the option of GCI, Inc. at specified redemption prices commencing in 2009. The terms of the Senior Notes contain limitations on the ability of GCI, Inc. and its restricted subsidiaries to incur additional indebtedness, limitations on investments, payment of dividends and other restricted payments and limitations on liens, asset sales, mergers, transactions with affiliates and operation of unrestricted subsidiaries. The Indenture also limits the ability of GCI, Inc. and its restricted subsidiaries to enter into or allow to exist specified restrictions on the ability of GCI, Inc. to receive distributions from restricted subsidiaries.

         For purposes of the Indenture and the Senior Notes, the restricted subsidiaries consist of all of our direct or indirect subsidiaries, with the exception of the unrestricted subsidiaries, none of which existed as of the Record Date. Under the terms of the Indenture an unrestricted subsidiary is a subsidiary of GCI, Inc. so designated from time to time in accordance with procedures as set forth in the Indenture.

         We and GCI, Inc. have since the issuance of the Senior Notes and up through the Record Date, been in compliance with all material terms of the Indenture including making timely payments on the obligations of GCI, Inc.

                        LITIGATION AND REGULATORY MATTERS

         We were, as of the Record Date, involved in several administrative and civil action matters primarily related to our telecommunications markets in Alaska and the remaining 49 states and other regulatory matters. These actions are discussed in our Annual Report. See, "Annual Report."

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Overview

         Our Audit Committee has retained KPMG LLP as our External Auditor, i.e., independent certified public accountants for us, during 2005. It is anticipated that the Audit Committee will appoint KPMG LLP as our External Auditor for 2006. A representative of KPMG LLP is expected to be present at our annual meeting. The representative will have the opportunity to make a statement, if so desired, and will be able to respond to appropriate questions.

Pre-Approval Policies and Procedures

         We have established as policy, through the adoption of the Audit Committee Charter that, before our External Auditor is engaged by us to render audit services, the engagement must be approved by the Audit Committee.

         While our Audit Committee may, in the alternative, establish specific additional pre-approval policies and procedures to be followed in selection and engagement of an External Auditor and which are detailed as to the particular service, require that the Audit Committee is informed of each service and require that such policies and procedures do not include delegation of the committee's responsibilities under the Exchange Act to our management, the committee has not established such alternative to its direct pre-approval of our External Auditor.

         Our pre-approval policies and procedures with respect to Non-Audit Services include as a part of the Audit Committee Charter that the Audit Committee may choose any of the following options for approving such services:

         o Full Audit Committee - The full Audit Committee can consider each Non-Audit Service.

         o Designee - The Audit Committee can designate one of its members to approve a Non-Audit Service, with that member reporting approvals to the full committee.

         o Pre-Approval of Categories - The Audit Committee can pre-approve categories of Non-Audit Services. Should this option be chosen, the categories must be specific enough to ensure both of the following
             -

             o The Audit Committee knows exactly what it is approving and can determine the effect of such approval on auditor independence.

             o Management will not find it necessary to decide whether a specific service falls within a category of pre-approved Non-Audit Service.

         The Audit Committee's pre-approval of Non-Audit Services may be waived under specific provisions of the Audit Committee Charter. The prerequisites for waiver are as follows: (1) the aggregate amount of all Non-Audit Services constitutes not more than 5% of the total amount of revenue paid by us to the External Auditor during the fiscal year in which those services are provided;
(2) the service is originally thought to be a part of an audit by our External Auditor; (3) the service turns out to be a Non-Audit Service; and (4) the service is promptly brought to the attention of the Audit Committee and approved prior to completion of the audit by the committee or by one or more members of the committee who are members of our board to whom authority to grant such approvals has been delegated by the committee.

         During 2005, there were no waivers of our Audit Committee pre-approval policy.

Fees and Services

         KPMG LLP has provided certain audit, audit-related, and tax services. The aggregate fees billed in each of these categories for each of the past two fiscal years are as follows:

         o   Audit Fees - Were $672,700 and $722,600 for 2005 and 2004,
             respectively. Included in this category are fees for our annual financial statement audit, quarterly financial statement reviews, and reviews of other filings by us with the SEC.

         o Audit-Related Fees - Were $13,500 and $12,500 for 2005 and 2004, respectively. Included in this category are fees for the audit of the Stock Purchase Plan and review of the related annual report on Form 11-K filed with the SEC.

         o   Tax Fees - Were $30,520 and $29,525 for 2005 and 2004,
             respectively. Included in this category are fees for review of our state and federal income tax returns and consultation on various tax matters.

         o   All Other Fees - None for 2005 and $244,469 for 2004.

                                  ANNUAL REPORT

         The Annual Report to our shareholders in the form of Form 10-K for 2005 is enclosed with this Proxy Statement, subject to the delivery provisions described elsewhere in this Proxy Statement. See, "Company Annual Meeting:
Voting Procedure - Delivery." In addition, our Internet website provides a link to the SEC website containing copies of our filings with the SEC, including our Annual Report, recent quarterly reports on Form 10-Q and current reports on Form 8-K.

                           SHAREHOLDER COMMUNICATIONS

         Our board follows a process of open communication with our shareholders. We file various reports with the SEC and issue public releases to the media through our board, from time to time, on matters relating to our business and our shareholders.

         In addition, our shareholders are encouraged to contact our board with their questions, concerns, and comments. This communication can most efficiently be accomplished by writing to our board, generally, or to specific board members, individually, at the following mailing address:

                          ATTN: Secretary (Shareholder - Board Communication) General Communication, Inc.
                          2550 Denali Street, Suite 1000
                          Anchorage, Alaska  99503

         A copy of each shareholder communication will be forwarded to all members of our board within no more than five business days of receipt. In the event a shareholder communication shall be to one or more but not all of our board members, copies of it shall be distributed to all board members for their review or information, as the case may be. Each shareholder communication must include the shareholder's full name and address as they appear in our records, as well as an identification of the number of shares registered or beneficially owned by the shareholder. Our board may, in its sole discretion, not respond to a shareholder communication not containing this information.

         As a part of its open communication policy with our shareholders, our board encourages shareholders to attend annual and special, if any, shareholder meetings and to voice their questions, concerns and comments to management and the board. A portion of each such meeting is set aside for such dialogue. Our board members are encouraged to attend annual shareholder meetings to respond directly to shareholder inquiries. Because of scheduling conflicts, other commitments and selection of board members having requisite skills and characteristics to promote our business but residing outside of Alaska, only five of our board members (Messrs. Brett, Duncan, Edgerton, Glasgow and Mooney) were present at the 2005 annual shareholder meeting.

                FUTURE SHAREHOLDER PROPOSALS AND RECOMMENDATIONS

Proposals

         Certain matters are required to be considered at an annual meeting of our shareholders, e.g., the election of directors. In addition, from time to time, our board may wish to submit to those shareholders other matters for consideration. Furthermore, our shareholders may be asked to consider and take action on a proposal of business submitted by other of our shareholders who are not members of management and where the proposal covers a matter deemed proper under SEC rules and applicable state law.

         Under our Bylaws, should one or more of our shareholders wish to have a proposal of business included in management's proxy statement and form proxy for our 2007 annual meeting of shareholders, the proposal must be received by us at the following address not earlier than December 15, 2006 and not later than January 15, 2007:

                            ATTN: Secretary (2007 Annual Meeting Proposal) General Communication, Inc.
                            2550 Denali Street, Suite 1000
                            Anchorage, Alaska  99503

         Under our Bylaws, a shareholder of ours wishing to make a proposal of a nomination for director or wishing to introduce a proposal of any business at our 2007 annual meeting must give us timely advance notice as described in our Bylaws. To be timely, we must receive the nomination or other shareholder proposal for the 2007 meeting at our offices as identified above not earlier than December 15, 2006 and not later than January 15, 2007. Nominations for director must describe various matters as specified in our Bylaws, including the name and address of each nominee, his or her occupation and number of shares held, and certain other information. The nomination must also be accompanied by written consent by the nominee to being named in the proxy statement as a nominee and to serving as a director if elected.

         In addition to the timely submission of advance notice, a shareholder of ours wishing to make a proposal at our 2007 annual meeting must include in that notice a statement describing the proposal (which must otherwise be a proper subject for action by our shareholders), the reasons for that other business and other matters as specified in our Bylaws. Our board or the presiding officer at the meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with applicable law. Our Articles and Bylaws also set forth specific requirements and limitations applicable to nominations and other shareholder proposals at special meetings of our shareholders.

         A shareholder of ours making a nomination or other shareholder proposal of business for the 2007 annual meeting must be a person who is a shareholder of record both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting. In addition, such a shareholder must be a person who has continuously held at least $2,000 in market value, or at least 1%, of our outstanding securities entitled to be voted on the matter at the meeting for at least one year by the date of submission of the proposal to us for inclusion on the agenda of the meeting. Any such notice must be given to our Secretary at the address identified above. Any shareholder of ours who shall desire a copy of our Articles or Bylaws will be furnished a copy without charge upon written request to the Secretary at the above given address.

         For any proposal by a shareholder of ours that is not submitted for inclusion in the management proxy statement for our 2007 annual meeting but is instead sought to be presented directly at that meeting, the SEC rules permit our board to vote proxies in its discretion if we (i) receive notice of the proposal during the time interval December 15, 2006 through January 15, 2007 and we advise shareholders in the 2007 proxy statement about the nature of the matter and how our board intends to vote on that matter, or (ii) do not receive notice of the proposal during the time interval December 15, 2006 through January 15, 2007. Our board intends to exercise this authority, if necessary, in conjunction with the 2007 meeting.

         Our board carefully considers all proposals from our shareholders. When adoption of a proposal is clearly in the best interest of us and our shareholders generally and does not require approval of our shareholders, it is usually adopted by our board, if appropriate, rather than being included in management's proxy statement.

Recommendations

         As our policy, the Nominating and Corporate Governance Committee will, for our 2007 shareholder annual meeting, consider director candidates recommended by certain of our shareholders, subject to the shareholder recommendation procedure set forth in the Nominating and Corporate Governance Committee Charter. A copy of the charter is available as described elsewhere in this Proxy Statement. See, "Management of Company: Board and Committee Meetings
- Nominating and Corporate Governance Committee."

         A shareholder of ours recommending such a candidate must submit the recommendation to the Nominating and Corporate Governance Committee timely in order to ensure committee consideration of it. To be timely, the recommendation must be received at the following address not earlier than December 15, 2006 and not later than January 15, 2007:

                          ATTN: Chair, Nominating and Corporate Governance Committee (2007 Annual Meeting Recommendation) General Communication, Inc.
                          2550 Denali Street, Suite 1000
                          Anchorage, Alaska  99503

         The shareholder recommendation must be accompanied by a written statement in support of it. The statement must describe various matters as specified in the Nominating and Corporate Governance Committee Charter, including the name and address of the recommended candidate, his or her occupation and certain other information about him or her as well as about the shareholder recommending the candidate. The recommendation and statement must also be accompanied by written consents by the recommending shareholder and recommended candidate, should the committee and our board accept the shareholder recommendation, to being named in our 2007 management proxy statement as a nominee and to serving as a director if elected.

         Our Nominating and Corporate Governance Committee is only required to consider a shareholder recommendation made by a shareholder of ours who, as of the date of the shareholder recommendation and the record date for the 2007 annual meeting, is a beneficial owner of at least one share of our voting securities. That is, the shareholder must be the holder of at least one share of Class A common stock, one share of Class B common stock, or one share of preferred stock which either has voting rights directly or indirectly on an equivalent as-converted basis in our common stock.

         Upon timely receipt of a recommendation and statement in support of it satisfying the requirements of the Nominating and Corporate Governance Committee Charter, our Nominating and Corporate Governance Committee shall review the recommendation, subject to minimum qualifications, skills and characteristics and other requirements of our board as set forth in the charter and as generally described elsewhere in this Proxy Statement. See, "Management of Company: Board and Committee Meetings - Nominating and Corporate Governance Committee." The shareholder recommendation will be evaluated by the committee and the committee's determination on that recommendation will be subject to those criteria the same as will be the case for a determination by the committee on existing board members standing for re-election.

         With regard to each nominee, if any, approved by our Nominating and Corporate Governance Committee for inclusion in our 2007 proxy (other than executive officers or directors standing for re-election), the persons or entities who recommended the nominee will be identified in the proxy statement for that meeting as falling within one of the following categories: security holder, non-management director, chief executive officer, other executive officer, third-party search firm, or other specified source.

         In the event our Nominating and Corporate Governance Committee shall receive by a date not later than January 15, 2007 a shareholder recommendation from a shareholder or group of shareholders that beneficially owned more than 5% of our voting common stock for at least one year as of the date of the recommendation, the committee shall identify in our 2007 proxy statement, the recommended candidate and the shareholder or shareholder group recommending the candidate, and disclose whether the committee chose to nominate the candidate, with one limitation. Should those persons not give us written consent to identify them, we would not be required to identify them in that proxy statement.

PROXY                                                                      PROXY


                           GENERAL COMMUNICATION, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

              FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

                                  JUNE 26, 2006

         The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated May 15, 2006 and holding Class A common stock or Class B common stock of General Communication, Inc. ("Company") of record determined as of April 28, 2006, hereby appoints Ronald A. Duncan, on behalf of the board of directors of the Company, and each of them, the proxy of the undersigned, with full power of substitution, to attend that annual meeting of shareholders, to be held at Josephine's Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6:00 p.m. (Alaska Daylight Time) on Monday, June 26, 2006 and any adjournment or adjournments of that meeting. The undersigned further directs those holders of this Proxy to vote at that annual meeting, as specified in this Proxy, all of the shares of stock of the undersigned in the Company, which the undersigned would be entitled to vote if personally present, as follows:

         (1) To elect three directors, each for a three-year term, as part of Class II of our seven member classified board of directors and to elect one director to complete the remaining one year of the three-year term in Class III of that board, as identified in this
             Proxy:

             [ ] FOR all nominees listed below     [ ] WITHHOLD AUTHORITY
                 (except as marked to the              to vote for all nominiees
                 contrary)                             listed below

                           Class II:  Stephen M. Brett
                                      Ronald A. Duncan
                                      Stephen R. Mooney

                           Class III: Scott M. Fisher

            INSTRUCTIONS:

                  To withhold authority under this Proxy to vote for
             the individual nominee, draw a line through the name of the nominee for which you wish the authority to be withheld.

         (2) To transact in the proxyholder's discretion such other business as may come before that annual meeting of shareholders, including the approval (but not the ratification) of the minutes of the June 27, 2005 annual meeting of shareholders of the Company and other matters as described in the Proxy Statement. As of the record date, the Board was unaware of any other business to be brought at the meeting other than the approval of those minutes.

         Should the undersigned choose to mark this Proxy as withholding authority to vote for one or more nominees as listed above or otherwise as abstaining from a vote on a proposal set forth above, this Proxy will, nevertheless, be used for purposes of establishing a quorum at the annual meeting of shareholders.

         A proxy having conflicting indications of more than one selection on a vote on a nominee or otherwise on a proposal to be addressed at the annual meeting will not be voted on that matter but will be used for purposes of establishing a quorum at the meeting. Voting by proxy is subject to other conditions as set forth in the Proxy Statement. See within the Proxy Statement "Company Annual Meeting: Voting Procedure."

         The undersigned hereby ratifies and confirms all that the proxyholder or the holder's substitute lawfully does or causes to be done by virtue of this Proxy and hereby revokes any and all proxies given prior to this Proxy by the undersigned to vote at the annual meeting of shareholders or any adjournments of the meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting and the Proxy Statement accompanying that notice.


DATED:
                                             Signature of Shareholder
                                             Print Name:


                                             Signature of Shareholder
                                             Print Name:


         Please date this Proxy, sign it above as your name appears printed elsewhere on this Proxy, and return it in the enclosed envelope which requires no postage. Joint owners should each sign personally. When signing as attorney, executor, trustee, guardian, administrator, or officer of a corporation or other entity, please give that title.

         The board recommends a vote "for" proposal no. (1). This Proxy, when properly executed, will be voted as directed. If no clear direction is made, it will be voted "for" proposal no. (1). If any other business shall be properly presented at the annual meeting, this Proxy will be voted in accordance with the best judgment and discretion of the proxyholder.

                                                                          Page 2